Exhibit 4.1

Dated 19 May 2020

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
as Issuer
and
Harley-Davidson Credit corp.
as Guarantor
and
THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Fiscal Agent and Transfer Agent,
and
THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH as Registrar

FISCAL AGENCY AGREEMENT
relating to
Euro 650,000,000 3.875 per cent. Guaranteed Notes due 2023

LON55362935 076825-2185

Table of Contents
Contents Page

LON55362935 076825-2185

This Agreement is made on 19 May 2020 between:
(1)HARLEY-DAVIDSON FINANCIAL SERVICES, INC. (the “Issuer”);
(2)HARLEY-DAVIDSON CREDIT CORP. (the “Guarantor”);
(3)THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH as, registrar; and
(4)THE BANK OF NEW YORK MELLON, LONDON BRANCH as fiscal agent and transfer agent.
WHEREAS:
(A) The Issuer proposes to issue Euro 650,000,000 principal amount of Notes (as defined below) to be known as its 3.875 per cent. Guaranteed Notes due 2023, which will be unconditionally and irrevocably guaranteed as to payment of principal and interest by the Guarantor.
(B) The Notes will be issued in registered form in the denominations of Euro 100,000 and integral multiples of Euro 1,000 in excess thereof.
(C) The Notes will initially be represented by a Temporary Global Certificate (as defined below). Following the expiry of the Distribution Compliance Period (as defined below), the Temporary Global Certificate will be exchangeable into the Permanent Global Certificate (as defined below). The Global Certificates (as defined below) are exchangeable for Individual Certificates (as defined below) in the limited circumstances described therein.
It is agreed as follows:
1.Interpretation
1.1 Definitions
Terms defined in the Conditions have the same meaning in this Agreement (except where otherwise defined in this Agreement) and except where the context requires otherwise:
“Agents” means the Fiscal Agent, the Registrar and the Transfer Agent or any of them and shall include such other Agent or Agents as may be appointed from time to time hereunder and, except in Clause 16, references to Agents are to them acting solely through their specified offices;
"Applicable Law" means any law or regulation including, but not limited to: (a) any domestic or foreign statute or regulation; (b) any rule or practice of any Authority with which the Agents are bound or accustomed to comply; and (c) any agreement entered into by the Agents and any Authority or between any two or more Authorities;
"Authority" means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction, domestic or foreign.
“Business Day” means a day, other than Saturday and Sunday, on which commercial banks and foreign exchange markets are open for business in both New York City and London and the TARGET System is operating;
“Certificate” means a certificate representing one or more Notes and, save as provided in the Conditions, comprising the entire holding by a Noteholder of his Notes and, save in the case of a Global Certificate, being substantially in the form set out in Part B of Schedule 1;

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“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any subsequent recodification of such legislation;
“Common Depositary” means a depositary common to Euroclear and Clearstream, Luxembourg;
“Conditions” means the terms and conditions of the Notes which shall be substantially in the form set out in Schedule 2 as modified, with respect to any Notes represented by a Global Certificate, by the provisions of such Global Certificate and shall be endorsed on the relevant Certificate, and any reference to a particularly numbered Condition shall be construed accordingly;
“Direct Rights” has the meaning given in the Deed of Covenant;
“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S;
“Euroclear” means Euroclear Bank SA/NV;
“Exchange Act” means the U.S Securities Exchange Act of 1934, as amended;
“Exercise Notice” has the meaning given to it in the Conditions and shall be substantially in the form set out in Schedule 5;
“Extraordinary Resolution” has the meaning set out in Schedule 3;
“FATCA Withholding tax” means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations, agreements or undertakings thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);
“Fiscal Agent” means The Bank of New York Mellon ,London Branch at its specified office as fiscal agent hereunder (or such other Fiscal Agent as may be appointed from time to time hereunder);
“Global Certificates” means the Temporary Global Certificate and the Permanent Global Certificate;
“Individual Certificate” means an individual certificate representing one or more Notes in definitive, registered form, in or substantially in the form set out in Part B of Schedule 1, and includes any replacement Individual Certificate issued pursuant to Condition 12;
“Issue Date” means the date on which the Notes have been issued;
“Notes” means the Euro 650,000,000 3.875 per cent. Guaranteed Notes due 2023 of the Issuer, which expression shall, if the context so admits, include any Global Certificate representing the Notes;
“outstanding” means, in relation to the Notes, all the Notes issued other than (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Fiscal

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Agent as provided in this Agreement (and where appropriate notice to that effect has been given to the Noteholders in accordance with Condition 14) and remain available for payment against surrender of Certificates representing such Notes, (c) those in respect of which claims have become void or in respect of which claims have become prescribed, (d) those which have been purchased and cancelled as provided in the Conditions and (e) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 12 and (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose of the relevant Notes) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders and (2) the determination of how many Notes are outstanding for the purposes of Condition 13 and Schedule 3, those Notes which are beneficially held by or on behalf of HDI, the Issuer, the Guarantor or any of the Issuer’s Subsidiaries or HDI’s Subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;
“Permanent Global Certificate” means a certificate substantially in the form set out in Part A of Schedule 1 representing Notes that are registered in the name of a nominee for Euroclear, Clearstream, Luxembourg and/or any other clearing system;
“Register” means the register for the Notes maintained by the Registrar;
“Registrar” means The Bank of New York Mellon SA/NV, Luxembourg Branch at its specified office as registrar hereunder (or such other Registrar as may be appointed from time to time hereunder);
“Regulation S” means Regulation S under the Securities Act;
“Regulations” means the regulations referred to in Clause 11.2;
“Securities Act” means the U.S. Securities Act of 1933, as amended;
“specified office” means each of the offices of the Agents specified herein and shall include such other office or offices as may be specified from time to time hereunder;
“Subsidiary” means, at any particular time, a company which is then directly or indirectly controlled, or more than 50 per cent of whose issued equity share capital (or equivalent) is then beneficially owned, by the Issuer and/or one or more of its Subsidiaries. For a company to be “controlled” by another means that the other (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or the majority of the members of the board of directors or other governing body of that company or otherwise controls or has the power to control the affairs and policies of that company;
“Taxes” means any present or future taxes, duties, levies, imposts, charges, assessments, deductions, withholdings and related liabilities or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax;
“Temporary Global Certificate” means a certificate substantially in the form set out in Part A of Schedule 1 (including the Temporary Global Certificate Legend set out in Part A of Schedule 1) representing Notes that are registered in the name of a nominee for Euroclear, Clearstream, Luxembourg and/or any other clearing system; and

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“Transfer Agent” means The Bank of New York Mellon, London Branch at its specified office as transfer agent hereunder and such further or other Transfer Agent or Agents as may be appointed from time to time hereunder.
1.2Construction of Certain References: References to:
1.2.1other capitalised terms not defined in this Agreement are to those terms as defined in the Conditions;
1.2.2principal and interest shall be construed in accordance with Condition 6; and
1.2costs, charges, fees, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof.
1.3Headings: Headings shall be ignored in construing this Agreement.
1.4Contracts: References in this Agreement to this Agreement or any other document are to this Agreement or those documents as amended, supplemented or replaced from time to time and include any document which amends, supplements or replaces them.
1.5Schedules: The Schedules are part of this Agreement and have effect accordingly.
1.6Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of any person which exists apart from that Act.
1.7Counterparts: This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
2.Appointment
2.1Appointment: The Issuer and the Guarantor appoint the Agents as their respective agents in respect of the Notes in accordance with this Agreement and the Conditions at their respective specified offices referred to in the Notes. Except in Clause 16, references to the Agents are to them acting solely through such specified offices. Each Agent shall perform the duties required of it by this Agreement together with such additional duties as may be set out in the Conditions. The obligations of the Agents are several and not joint.
2.2Acceptance of Appointment: Each Agent accepts its appointment as agent of the Issuer and the Guarantor in relation to the Notes and agrees to comply with provisions of this Agreement.
2.3Maintenance of Agents: The Issuer and the Guarantor each agrees that, so long as any of the Notes is outstanding, or until moneys for the payment of all principal of and interest (and any additional amounts) on all outstanding Notes shall have been made available at the offices of the Fiscal Agent, or, as to moneys remaining unclaimed, shall have been returned to the Issuer as provided in Clause 5 hereof, whichever occurs earlier, there shall at all times be a Fiscal Agent in respect of the Notes or other Agents for the payment of the principal of and interest (and any additional amounts) on the Notes and a Registrar for transfer and exchange of Notes in accordance with Section 2 of the Conditions.

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3.Issue of Notes
3.1Form of the Notes: The Notes shall on issue be evidenced by a Temporary Global Certificate and following expiry of the Distribution Compliance Period, a Permanent Global Certificate, in each case in accordance with the following provisions.
3.2Issue of a Global Certificate: The Issuer hereby authorises and instructs the Registrar to complete a Global Certificate in an aggregate principal amount equal to that of the Notes to be issued, authenticate such Global Certificate ((unless the Fiscal Agent is to do so in its capacity as, or as agent for, the Registrar)).
3.3Delivery of Global Certificates: Following receipt of the Temporary Global Certificate, the Fiscal Agent shall (in the case of any unauthenticated Temporary Global Certificate, after first authenticating it as, or as agent for, the Registrar) deliver it on the Business Day immediately preceding the Issue Date to the Common Depositary, together with instructions to the clearing systems to whom (or to whose depositary) such Temporary Global Certificate has been delivered to credit the underlying Notes represented by such Temporary Global Certificate to the securities account(s) at such clearing systems that have been notified to the Fiscal Agent by the Issuer on a delivery against payment basis or, if notified to the Fiscal Agent by the Issuer, on a delivery free of payment basis. The Registrar shall cause an appropriate entry to be made in the Register to reflect the issue of the Notes to the person(s) whose name and address appears on such Temporary Global Certificate on the Issue Date. On or around the first day following expiry of the Distribution Compliance Period, beneficial interests in the Temporary Global Certificate will be exchanged by Euroclear and Clearstream, Luxembourg, with no further action by the Issuer, for beneficial interests in a duly authenticated Permanent Global Certificate. Simultaneously with the authentication of the Permanent Global Certificate, the Fiscal Agent will cancel the Temporary Global Certificate and the Registrar shall cause an appropriate entry to be made in the Register to reflect such cancellation.
3.4Clearing Systems: In delivering any Temporary Global Certificate in accordance with Clause 3.3, the Registrar(or its agent on its behalf) shall give instructions to the relevant clearing system to hold the Notes represented by such Temporary Global Certificate to the order of the Fiscal Agent pending transfer to the securities account(s) referred to in Clause 3.3. Upon payment for any such Notes being made to the Fiscal Agent, it shall transfer such payment to the account notified to it by the Issuer. For so long as any such Note continues to be held to the order of the Fiscal Agent, the Fiscal Agent shall hold such Note to the order of the Issuer.
3.5Advance Payment: If the Fiscal Agent pays an amount (the “Advance”) to the Issuer on the basis that a payment (the “Payment”) has been, or will be, received from any person and if the Payment has not been, or is not, received by the Fiscal Agent on the date the Fiscal Agent pays the Issuer, the Issuer, failing whom the Guarantor, shall, on demand, reimburse the Fiscal Agent the Advance and pay interest to the Fiscal Agent on the outstanding amount of the Advance from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the cost to the Fiscal Agent of funding such amount, as certified by the Fiscal Agent. Such interest shall be compounded daily.
3.6Individual Certificates: The Individual Certificates shall be printed in accordance with all applicable legal and stock exchange requirements.
3.7Signing of Certificates: Any Global Certificate and any Individual Certificates shall be signed manually or in facsimile on behalf of the Issuer by a director of the Issuer or a

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person duly authorised on behalf of the Issuer and any Global Certificate will be authenticated by or on behalf of the Registrar. The Issuer may however adopt and use the signature of any person who at the date of signing a Certificate is a duly authorised signatory of the Issuer even if, before the Certificate is issued, he ceases for whatever reason to hold such office and the Certificates issued in such circumstances shall nevertheless represent valid and binding obligations of the Issuer.
3.8Details of Certificates Delivered: As soon as practicable after delivering any Certificate, the Fiscal Agent or the Registrar, as the case may be, shall supply to the Issuer and the other Agents all relevant details of the Certificates delivered, in such format as it shall from time to time agree with the Issuer.
3.9Cancellation: If any Note in respect of which information has been supplied under Clause 3.2 is not to be issued on the Issue Date, the Issuer shall immediately (and, in any event, prior to the Issue Date) notify the Fiscal Agent and the Registrar. Upon receipt of such notice, the Fiscal Agent or the Registrar shall not thereafter issue or release the relevant Certificate(s) but shall cancel and, unless otherwise instructed by the Issuer, destroy them and the Registrar shall not make any entry in the Register in respect of them.
3.10Outstanding Amount: The Fiscal Agent shall, upon request from the Issuer or the Guarantor, inform such person of the aggregate principal amount of Notes then outstanding at the time of such request.
3.11Exchange of Interests in a Global Certificate for Individual Certificates:
3.11.1In the event that:
(i)either Euroclear or Clearstream, Luxembourg (or any other clearing system as shall have been designated by the Issuer (“Alternative Clearing System”) on behalf of which the Notes evidenced by a Global Certificate may be held) is closed for business for a continuous period of 14 calendar days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or
(ii)if principal in respect of any Notes is not paid when due and payable, the Issuer will, free of charge to the Noteholders (but against such indemnity as the Fiscal Agent may reasonably require in respect of any Tax or other duty of whatever nature which may be levied or imposed on the Fiscal Agent in connection with such exchange), cause sufficient number of Individual Certificates to be executed by the Issuer and delivered to the Fiscal Agent for despatch to Noteholders in accordance with the Conditions, this Clause 3.11 and Schedule 4 hereto. In no event shall the Temporary Global Certificate be exchanged for Individual Certificates prior to the expiration of the Distribution Compliance Period and the receipt by the Fiscal Agent of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.
3.11.2Upon one of the events set out in Clause 3.11.1 occurring, a person having an interest in any Note evidenced by a Global Certificate will provide the Fiscal Agent with a written order containing instructions and such other information as the Issuer and the Fiscal Agent may require to complete, execute and deliver such Individual Certificates representing its ownership of Notes.

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3.11.3Upon receipt of the documents referred to in sub-Clause 3.11.2, the Fiscal Agent shall arrange for the execution and delivery, to or to the order of the person or persons named in such documents, of an Individual Certificate representing the relevant Notes registered in the name or names requested by such person or persons and the Registrar shall alter the entries in the Register in respect of any Global Certificate(s) accordingly.
3.12Holder of a Global Certificate: Subject to the provisions of this Agreement, the registered holder of the Notes evidenced by a Global Certificate may grant proxies and otherwise authorise any person, including participants and persons that may hold interests through participants, to take any action that a holder is entitled to take under this Agreement or the Notes.
3.13Further Issues: If the Issuer shall issue Further Notes forming a single series with the Notes as contemplated by Condition 16, the Issuer, the Registrar and the Fiscal Agent shall follow the same procedures set forth herein with respect to the initial issuance of such Further Notes. In the case of a Global Certificate:
(i)a new Global Certificate reflecting the increased principal amount shall be issued in exchange for the Global Certificate outstanding prior to such additional issuance and such existing Global Certificate shall be destroyed; or
(ii)the principal amount of the then existing Global Certificate shall be increased to reflect the issuance of Further Notes, as the Issuer may specify.
After any further issuance of Notes, all references herein or in any Note to the aggregate principal amount of Notes shall be deemed to refer to the principal amount as increased by such further issuance.
4.Payment
4.1Payment to the Fiscal Agent: The Issuer, failing whom the Guarantor, shall, by no later than 10.00 a.m. (London time), on the Business Day prior to which any payment in respect of the Notes becomes due, transfer to the Fiscal Agent such amount as may be required for the purposes of such payment. In this Clause, the date on which a payment in respect of the Notes becomes due means the first date on which the holder of a Note could claim the relevant payment by transfer to an account under the Conditions. The Agents shall not be bound to make payment until satisfied that the full payment has been received from the Issuer (failing whom, the Guarantor) in cleared funds by the Fiscal Agent.
4.2Pre-advice of Payment: The Issuer, failing whom the Guarantor, shall procure that the bank through which the payment to the Fiscal Agent required by Clause 4.1 is to be made shall irrevocably confirm to the Fiscal Agent by authenticated SWIFT message no later than 3.00 p.m. (local time in the city of the Fiscal Agent’s specified office) on the third Business Day before the due date for any such payment that it will make such payment.
4.3Notification of Failure to Pre-advise Payment: The Fiscal Agent shall as soon as reasonably practicable notify by facsimile each of the other Agents, the Issuer and the Guarantor if it has not received the confirmation referred to in Clause 4.2 by the time specified for its receipt, unless it is satisfied that it will receive the amount referred to in Clause 4.1.

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4.4Payment by Agents: Unless the other Agents receive a notification from the Fiscal Agent under Clause 4.3 and subject as provided in Clause 4.7, the Fiscal Agent shall, subject to and in accordance with the Conditions, pay or cause to be paid on behalf of the Issuer and the Guarantor on and after each due date therefor the amounts due in respect of the Notes.
4.5Notification of Non-payment: The Fiscal Agent shall as soon as reasonably practicable notify by facsimile each of the other Agents, the Issuer and the Guarantor if it has not received the amount referred to in Clause 4.1 by the time specified for its receipt, unless it is satisfied that it will receive such amount or it has already notified such persons pursuant to Clause 4.3.
4.6Payment After Failure to Pre-advise or Late Payment: The Fiscal Agent shall as soon as reasonably practicable notify by facsimile each of the other Agents, the Issuer and the Guarantor if at any time following the giving of a notice by the Fiscal Agent under Clause 4.3 or 4.5 either any payment provided for in Clause 4.1 is made on or after its due date but otherwise in accordance with this Agreement or the Fiscal Agent is satisfied that it will receive such payment.
4.7Suspension of Payment by Agents: Upon receipt of a notice from the Fiscal Agent under Clause 4.3, no Agent shall make any payment in accordance with Clause 4.4. Upon receipt of a notice from the Fiscal Agent under Clause 4.5, each Agent shall cease making payments in accordance with Clause 4.4 as soon as is reasonably practicable. Upon receipt of a notice from the Fiscal Agent under Clause 4.6, each Agent shall make, or shall recommence making, payments in accordance with Clause 4.4.
4.8Reimbursements of Agents: The Fiscal Agent shall on demand promptly reimburse each Agent for payments in respect of the Notes properly made by it in accordance with the Conditions and this Agreement.
4.9Method of payment to Fiscal Agent: All sums payable to the Fiscal Agent hereunder shall be paid in Euros and in immediately available or same day funds to such account with such bank as the Fiscal Agent may from time to time notify to the Issuer and the Guarantor.
4.10Moneys held by Agents: Each Agent may deal with moneys paid to it under this Agreement in the same manner as other moneys paid to it as a banker by its customers and shall not be subject to the UK FCA Client Money Rules except that (1) it may not exercise any lien, right of set-off or similar claim in respect of them and (2) it shall not be liable to anyone for interest on any sums held by it under this Agreement. No moneys held by any Agent need be segregated except as may be required by law. The Agents shall be entitled to make payments net of any Taxes or other sums required by any applicable law to be withheld or deducted. The Agents shall be entitled to deduct any applicable FATCA Withholding Tax and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such applicable FATCA Withholding Tax.
4.11Partial Payments: If on surrender of a Certificate only part of the amount payable in respect of it is paid (except as a result of a deduction of Tax permitted by the Conditions), the Agent to whom it is surrendered shall procure that it is enfaced with a memorandum of the amount paid and the date of payment and shall return it to the person who surrendered it. Upon making payment of only part of the amount payable in respect of any Note, the Registrar shall make a note of the details of such payment in the Register.

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4.12Interest: If the Fiscal Agent pays out any amount due in respect of the Notes in accordance with the Conditions or due in accordance with Clause 4.8 before receipt of the amount due under Clause 4.1, the Issuer, failing whom the Guarantor, shall on demand reimburse the Fiscal Agent for the relevant amount and pay interest to the Fiscal Agent on such amount that is outstanding from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the cost to the Fiscal Agent of funding the amount paid out, as certified by the Fiscal Agent. Such interest shall be compounded daily.
4.13Void Global Certificate: If any Note represented by a Global Certificate becomes void in accordance with its terms after the occurrence of an Event of Default, the Fiscal Agent shall promptly notify the Agents and, after such notice has been given, no payment shall be made by them in respect of that Note to the extent that the Global Certificate representing such Note has become void and Direct Rights have taken effect in respect thereof pursuant to the Deed of Covenant.
4.14Payments in respect of Direct Rights: If Direct Rights have taken effect in respect of any outstanding principal amount of the Notes, the Agents will make payments to each Relevant Account Holder (through the relevant clearing system(s) as contemplated by clause 4.2 of the Deed of Covenant) in satisfaction of such amounts due under those Direct Rights, subject to the receipt of sufficient funds by the Fiscal Agent pursuant to Clause 4.1 to settle in full the amounts due under such Direct Rights.
4.15Withholding: Any payment by the Agents under this Agreement will be made without any deduction or withholding for or on account of any Taxes unless such deduction or withholding is required by any Applicable Law. Notwithstanding any other provision of this Agreement, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable LawThe Issuer and the Guarantor acknowledges and agrees that the Agents may debit any amount available in any balance held for the Issuer or the Guarantor (as appropriate) and apply such amount in satisfaction of Taxes. The Agents will timely pay the full amount debited or withheld to the relevant Authority in accordance with the relevant Applicable Law or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount. If any Taxes become payable with respect to any prior credit to the Issuer or the Guarantor (as appropriate) by the Agents, the Issuer acknowledges that the Agents may debit any balance held for it in satisfaction of such prior Taxes. The Issuer or the Guarantor (as appropriate) shall remain liable for any deficiency and agrees that it shall pay any such deficiency upon notice from the Agents or any Authority. If Taxes are paid by the Agents or any of its affiliates, the Issuer and the Guarantor agrees that it shall promptly reimburse the Agents for such payment to the extent not covered by withholding from any payment or debited from any balance held for it. If the Agents are required to make a deduction or withholding referred to above, it will not pay an additional amount in respect of that deduction or withholding to the Issuer.
4.16FATCA Withholding: If the Issuer or the Guarantor (as appropriate) determines in its sole discretion that it will be required to withhold or deduct any FATCA Withholding Tax in connection with any payment due on any Notes, then the Issuer or the Guarantor (as appropriate) will be entitled to re-direct or reorganise any such payment in any way that it may reasonably determine in order that the payment may be made without FATCA Withholding Tax provided that, any such re-direction or reorganisation of any payment is

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made through a recognised institution of international standing and such payment is otherwise made in accordance with this Agreement.
4.17Notice of Possible Withholding Under FATCA: The Issuer shall notify each Agent in the event that it determines that any payment to be made by an Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Clause 4.17 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Notes, or both.
4.18Source of Payments: Payments made by the Issuer are from U.S. source for U.S. federal tax purposes and are “withholdable payments” within the meaning of Section 1473(1) of the Code.
4.19Issuer Right to Redirect: In the event that the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Notes, then the Issuer will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganised payment is made through a recognised institution of international standing and otherwise made in accordance with this Agreement. The Issuer will promptly notify the Agents of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 4.19.
5.Repayment
If claims in respect of any Note become void or prescribed under the Conditions, the Fiscal Agent (to the extent it is then in possession of the requisite funds) shall upon request repay to the Issuer the amount that would have been due on such Note if it or the relative Certificate had been surrendered for payment before such claims became void or prescribed. The Fiscal Agent shall not however be otherwise required or entitled to repay any sums received by it under this Agreement.
6.Early Redemption and Exercise of Options
6.1Notice to Fiscal Agent: If the Issuer intends to redeem all of the Notes before their stated maturity date in accordance with Condition 7(b), it shall, at least 14 days before the latest date for the publication of the notice of exercise of the Issuer’s option required to be given to Noteholders, give notice of such intention to the Fiscal Agent stating the date on which such Notes are to be redeemed and the principal amount of Notes to be redeemed, together with a duly signed certificate and legal opinion, all in accordance with Condition 7(b).
6.2Notice to Noteholders: The Fiscal Agent shall publish any notice to Noteholders required in connection with any exercise of the Issuer’s option under Condition 7(b). Such notice shall specify the date fixed for redemption, the redemption price and the manner in which redemption will be effected. In addition, the Fiscal Agent shall send to each holder of Notes a copy of such notice at its address shown in the Register. So long as any Note is represented by a Global Certificate, notices to Noteholders shall be given in accordance with the terms of the Global Certificate.

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6HDI Change of Control Option Exercise Notices: The Registrar and each Transfer Agent will keep a stock of Exercise Notices and will make them available on demand to holders of the Notes in accordance with Condition 7(c). The Registrar or the relevant Transfer Agent with which a Certificate is deposited in a valid exercise of the Noteholder’s option under Condition 7(c) shall hold such Certificate on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note(s) consequent upon the exercise of such option, when, subject as provided below, it shall surrender any such Certificate to itself for payment of the amount due in accordance with the Conditions and shall cause the Fiscal Agent to pay such moneys in accordance with the directions of the Noteholder contained in the Exercise Notice. If any Note evidenced by any Certificate so deposited becomes immediately due and payable before the due date for its redemption or exercise of the option, or if upon due surrender of the Certificate representing a Note payment of the amount due is improperly withheld or refused, the Agent concerned shall mail the Certificate representing such Note by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the relevant Agent) to such address as may have been given by the Noteholder in the Exercise Notice or where no address has been given, to the address appearing in the Register. At the end of each period for the exercise of any such option, each Agent shall promptly notify the Fiscal Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with the certificate numbers of the Certificates representing them and the Fiscal Agent shall as promptly notify such details to the Issuer and the Guarantor.
7Cancellation, Destruction, Records and Reporting Requirements
7.1Cancellation by Agents: All Certificates representing Notes that are redeemed, shall be cancelled as soon as reasonably practicable by the Transfer Agent to which the Certificates are surrendered for redemption of the Notes. Such Transfer Agent shall send to the Registrar the details required by such person for the purposes of this Clause and the cancelled Certificates.
7.2Cancellation by Issuer: If the Issuer or the Guarantor or any of the Issuer’s Subsidiaries purchase any Notes, the Issuer or the Guarantor shall immediately notify the Registrar of the principal amount of those Notes it (or, where applicable, the relevant Issuer’s Subsidiary) has purchased and shall procure their cancellation.
7.3Certification: The Registrar shall as soon as possible and in any event within three months after the date of any such redemption or purchase, send to the Issuer upon request a notice stating (1) the aggregate principal amount of Notes which have been redeemed and cancelled and (2) the certificate numbers of the Certificates representing them.
7.4Destruction: Unless otherwise instructed by the Issuer or the Guarantor or unless, in the case of a Global Certificate, it is to be returned to its holder in accordance with its terms, the Registrar (or its designated agent) shall destroy the Certificates representing the cancelled Notes in its possession and shall upon request send the Issuer and the Guarantor a certificate giving the certificate numbers of such Certificates in numerical sequence.
7.5Records: The Registrar shall keep a full and complete record of the payment, redemption, purchase, replacement, surrender, exchange, cancellation and destruction of the Notes. It

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shall make such record available at all reasonable times to the Issuer, the Guarantor and the Registrar.
7.6Reporting Requirements: The Registrar shall (on behalf of the Issuer and, where appropriate, the Guarantor) submit such reports or information as may be required from time to time in relation to the issue and purchase of Notes by applicable law, regulations and guidelines promulgated by any governmental or regulatory authority agreed between the Issuer or the Guarantor, the Registrar and the Fiscal Agent.
7.7Information from Issuer: The Registrar shall only be required to comply with its obligations under this Clause 7 in respect of Certificates surrendered for cancellation following a purchase of the same by the Issuer, the Guarantor or by any of the Issuer’s Subsidiaries to the extent it has been informed by the Issuer or the Guarantor of such purchase in accordance with Clause 7.2 above.
8Replacement Certificates
8.1Stocks of Individual Certificates: From time to time after such time (if ever) as the Notes may be transferred into a name other than that of the holder(s) of any Global Certificate, the Issuer will cause a sufficient quantity of additional blank Individual Certificates to be available, upon request, to the Registrar at its specified office, for the purpose of delivering replacement Individual Certificates as provided below. The Issuer will promptly notify the Fiscal Agent and the Registrar if the authorised signatory of the Issuer whose facsimile signature appears on such stocks of replacement Individual Certificates ceases to be so authorised. In such circumstances the Issuer will promptly, properly and validly appoint a replacement authorised signatory, and upon the request of the Registrar or the Fiscal Agent, will promptly deliver to the Registrar such number of replacement Individual Certificates as the Registrar or the Fiscal Agent may reasonably request, duly signed manually or in facsimile by such replacement authorised signatory. Upon receipt of such replacement Individual Certificates the Registrar or its agent will be deemed to have been authorised by the Issuer to destroy any previous replacement Individual Certificates and will notify the Issuer of such destruction.
8.2Safekeeping of Individual Certificates: The Registrar shall maintain in safe keeping all Individual Certificates and blank Individual Certificates delivered to and held by it and shall ensure that Individual Certificates are issued only in accordance with the Conditions (including the provisions of any Global Certificate) and the provisions of this Agreement.
8.3Information: Within seven days of any request therefor by the Issuer or any Agent, so long as any of the Notes are outstanding, the Fiscal Agent shall certify to the Issuer and the relevant Agent the number of blank Individual Certificates held by it hereunder.
8.4Replacements: Subject to the following provisions of this Clause, the Fiscal Agent or the Registrar shall issue replacement Certificates in accordance with the Conditions. The Fiscal Agent or the Registrar will inform the Issuer upon receiving any request from a holder of the Notes for the issue of a replacement Individual Certificate.
8.5Verification: The Registrar t will verify with the relevant Agent, in the case of an allegedly lost, stolen, mutilated, defaced or destroyed Individual Certificate in respect of which the identifying number is known or believed to be known, that the Notes in respect of which such Individual Certificate is issued have not been purchased by the Issuer, the Guarantor or any of the Issuer’s Subsidiaries and cancelled and the Registrar shall not deliver or

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cause to be delivered any replacement Individual Certificate unless and until the applicant therefor shall have:
8.5.1paid such expenses as may be incurred in connection therewith;
8.5.2furnished the Registrar with such evidence (including evidence as to the identifying number of the Individual Certificate in question if known), security, indemnity and other terms as the Issuer or the Registrar may reasonably require; and
8.5.3surrendered to the Registrar any mutilated or defaced Individual Certificate to be replaced.
8.6Cancellation: The Registrar shall cancel and, unless otherwise instructed by the Issuer, destroy any mutilated or defaced Certificates replaced by it and shall send the Issuer a certificate containing the information specified in Clause 7.3.
8.7Notification: The Registrar shall, on issuing a replacement Certificate, as soon as reasonably practicable inform the other Agents of its certificate number and of the one that it replaces.
8.8Records: The Registrar shall keep a full and complete record of all replacement Certificates delivered and shall make such record available at all reasonable times to the Issuer and the Fiscal Agent.
8.9Surrender after Replacement: If a Certificate that has been replaced is surrendered to an Agent for payment, that Agent shall forthwith inform the Registrar, who shall so inform the Issuer.
9.Additional Duties of the Transfer Agent
The Transfer Agent to which a Certificate is surrendered for the transfer of, or pursuant to any exercise of the Noteholders’ option referred to in Condition 7(c) relating to, the Notes represented by such Certificate shall as soon as reasonably practicable notify the Registrar of (1) the name and address of the holder of the Note(s) appearing on such Certificate, (2) the certificate number of such Certificate and principal amount of the Note(s) represented by it, (3) (in the case of an exercise of the option referred to in Condition 7(c)) the contents of the relevant Exercise Notice, (4) (in the case of a transfer of, or exercise of an option relating to, part only of the Notes represented by such Certificate) the principal amount of the Note(s) to be transferred or in respect of which such option is exercised, and (5) (in the case of a transfer) the name and address of the transferee to be entered on the Register, and, subject to Clause 6.3, shall cancel such Certificate and forward it to the Registrar.
10.Additional Duties of the Registrar
10.1The Register: The Registrar shall maintain a register outside the United Kingdom and in accordance with the Conditions and the Regulations. The Register shall show the number of issued Certificates, their principal amount, their date of issue and their certificate number (which shall be unique for each Certificate) and shall identify each Note, record the name and address of its initial subscriber, all subsequent transfers, exercises of options and changes of ownership in respect of it, any replacement Certificates issued in respect thereof, the names and addresses of its subsequent holders and the Certificate from time to time representing it.

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10.2Register Available for Inspection: The Registrar shall at all reasonable times during office hours by appointment make the Register available to the Issuer, the Guarantor, the other Agents and any person authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of holders of the Notes, their addresses and holdings and other details as they may request.
10.3Payment Records: The Registrar will, whilst any Certificates are still outstanding, record details of all payments of interest or any other amounts made in respect of the Certificates in the Register.
10.4Transfers: The Registrar will receive requests for transfers of Notes and will also receive Certificates representing Notes deposited with the Transfer Agent, effect the necessary entries in the Register and issue new Individual Certificate(s) in accordance with the applicable transfer restrictions and deliver new Individual Certificate(s) to the relevant Transfer Agent (if appropriate).
11.Information and Regulations Concerning the Notes
11.1Provision of information: Each Agent will give to the other Agents such further information with regard to its activities hereunder as may reasonably be required by them for the proper carrying out of their respective duties.
11.2Regulations:
11.2.1The Issuer may, subject to the Conditions, from time to time with the approval of the Agents promulgate regulations concerning the carrying out of transactions relating to the Notes and the forms and evidence to be provided. All such transactions shall be made subject to the Regulations. The initial Regulations are set out in Schedule 5.
11.2.2The Registrar shall, at the expense of the Issuer, failing whom the Guarantor, provide copies of the current Regulations to holders of the Notes upon request in accordance with Condition 2(a).
12.Documents and Forms
12.1Fiscal Agent: The Issuer shall provide to the Fiscal Agent in a sufficient quantity, for distribution among the relevant Agents as required by this Agreement or the Conditions all documents (including Exercise Notices) required under the Notes or by any stock exchange on which the Notes are listed to be available for issue or inspection during business hours by appointment (and the Transfer Agent shall make such documents available for collection or inspection to the Noteholders that are so entitled and carry out the other functions set out in Schedule 5). However if the Fiscal Agent is not able to make available for inspection at its specified office such documents by any event beyond its reasonable control, the Fiscal Agent may provide such documents for inspection to any holder of a Note electronically, subject to such holder being able to provide evidence satisfactory to the Issuer and the Fiscal Agent as to its holding and identity.
12.2Certificates held by Agents: Each Agent (1) acknowledges that all forms of Certificates delivered to and held by it pursuant to this Agreement shall be held by it as safe keeper only and it shall not be entitled to and shall not claim any lien or other security interest on such forms, (2) shall only use such forms in accordance with this Agreement, (3) shall

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maintain all such forms in safe keeping, (4) shall take such security measures as may reasonably be necessary to prevent their theft, loss or destruction and (5) shall keep an inventory of all such forms and make it available to the Issuer, the Guarantor and the other Agents at all reasonable times.
13.Fees and Expenses
13.1Fees: The Issuer, failing whom the Guarantor, shall pay to the Fiscal Agent the fees and expenses in respect of the Agents’ services as is separately agreed in writing with the Fiscal Agent and neither the Issuer nor the Guarantor need concern itself with the apportionment of payment between the Agents.
13.2Costs: The Issuer, failing whom the Guarantor, shall also pay on demand all out-of-pocket expenses (including legal, advertising and postage expenses), in each case properly incurred by the Agents in connection with their services together with any applicable irrecoverable value added tax, sales, stamp, issue, registration, documentary or other similar taxes or duties, provided that there shall be no double recovery under this Clause and Clause 14 below.
13.3Taxes: All payments made by the Issuer and/or the Guarantor to the Agents in relation to any costs and/or expenses incurred by such Agent pursuant to the terms of this Agreement shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or government charges of whatsoever nature imposed, levied, collected, withheld or assessed by any government having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer and/or the Guarantor shall pay such additional amounts as will result in receipt by the relevant Agent of such amounts which would have been received by it if no such withholding or deduction had been required.
14.Indemnity
14.1By Issuer and Guarantor: The Issuer, failing whom the Guarantor, shall indemnify each Agent, on an after tax basis, against any loss, liability, cost, fee, claim, action, demand or expense (including, but not limited to, all properly incurred costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) that it may properly incur or that may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions, except such as a result of such Agent’s gross negligence, wilful default or fraud or that of its directors, officers, employees or agents.
14.2No liability for consequential loss: Notwithstanding anything to the contrary, no Agent shall be liable for (i) any special, consequential, punitive, or indirect loss or damage of any kind whatsoever or (ii) for any loss of business, goodwill, opportunity, reputation or profit, in each case whether or not foreseeable, even if the relevant Agent had been advised of the possibility of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, duty or otherwise.
14.3Survival: The indemnities set out in this Clause 14 shall survive the termination or expiry of this Agreement or the resignation or removal of the relevant Agent.
15.General
15.1No Agency or Trust: In acting under this Agreement the Agents shall have no obligation towards or relationship of agency or trust with any Noteholder and need only perform the

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duties set out specifically in this Agreement and the Conditions and no duties shall be implied. The Agents shall act solely as agents of the Issuer and, subject as expressly set out in this Agreement and the Conditions, need have no concern for the interests of the Noteholders.
15.2Holder to be treated as Owner: Except as otherwise required by law, each Agent shall treat the registered holder of a Note as its absolute owner as provided in the Conditions and shall not be liable for doing so.
15.3No Lien: No Agent shall exercise any lien, right of set-off or similar claim against any Noteholder in respect of moneys payable by it under this Agreement.
15.4Taking of Advice: Each Agent may, at the cost of the Issuer, failing whom the Guarantor, consult on any legal matter any legal adviser auditor, banker, financial adviser, financial institution, valuer, surveyor, broker, auctioneer, accountant or other expert selected by it, (who may be an employee of or adviser to the Issuer or the Guarantor), and it shall not be liable in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion. Each Agent may rely without liability to any person on any information, report, confirmation, evaluation, certificate or any advice of any legal adviser, auditor, banker, financial adviser, financial institution, valuer, surveyor, broker, auctioneer, accountant or other expert whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.
15.5Reliance on Documents etc.: No Agent shall be liable in respect of anything done or suffered by it in reliance on any Global Certificate or Individual Certificate or other document, certificate, instruction or information from any electronic or other source reasonably believed by it to be genuine and to have been signed or otherwise given or disseminated by the proper parties.
15.6Other Relationships: Any Agent and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note or other security (or any interest therein) of the Issuer, the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person, and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person, in each case with the same rights as it would have had if that Agent were not an Agent and need not account for any profit.
15.7Information: Each of the Issuer and the Guarantor shall provide as soon as reasonably practicable on request to any Agent such information as it shall reasonably require for the purpose of the discharge or exercise of its duties herein.
15.8List of Authorised Persons: The Issuer and the Guarantor shall provide the Fiscal Agent for itself and for delivery to each other Agent with a copy of the certified list of persons authorised to take action on behalf of the Issuer and/or the Guarantor, as the case may be, in connection with this Agreement and containing specimen signatures of such designated persons, and shall notify the Fiscal Agent and each other Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised. Unless and until so notified of any such change, each Agent may rely on the certificate(s) most recently delivered to it and all instructions given in accordance with such certificate(s) shall be binding on the Issuer and the Guarantor.
15.9Monitoring: No Agent shall be under any obligation to monitor or supervise, enquire about or satisfy itself as to (i) the Issuer’s ratings for purposes of Condition 7, (ii) the functions or

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acts of any of the parties and shall be entitled to assume, in the absence of express notice in writing to the contrary, that each other party is properly performing and complying with its obligations under the documents to which it is party and that no Event of Default or other relevant event has occurred and shall have no liability to any person for any loss arising from any breach by that party or any such event.
15.10Illegality: Notwithstanding anything else herein contained, the Agents may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction or any internal policy relating to anti-money laundering and “know your customer” requirements and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
15.11Force Majeure: Notwithstanding anything in this Agreement to the contrary, the Agents shall not be responsible or liable for any delay or failure to perform under this Agreement or for any losses resulting, in whole or in part, from or caused by any event beyond the reasonable control of the Agents including without limitation: strikes, work stoppages, acts of war, terrorism, acts of God, governmental actions, exchange or currency controls or restrictions, devaluations or fluctuations, interruption, loss or malfunction of utilities, communications or any computer (software or hardware) services, the application of any law or regulation in effect now or in the future, or any event in the country in which the relevant duties under this Agreement are performed, (including, but not limited to, nationalisation, expropriation or other governmental actions, regulation of the banking or securities industry, sanctions imposed at national or international level or market conditions) which may affect, limit, prohibit or prevent the performance in full or in part of such duties until such time as such law, regulation or event shall no longer affect, limit, prohibit or prevent such performance (in full or in part) and in no event shall the Agents be obliged to substitute another currency for a currency whose transferability, convertibility or availability has been affected, limited, prohibited or prevented by such law, regulation or event.
15.12No duty to expend own funds: No Agent shall be under any obligation to take any action under this Agreement that it expects will result in any expense to or liability of such Agent, the payment of which is not, in its opinion, assured to it within a reasonable time.
16.Changes in Agents
16.1Appointment and Termination: The Issuer and the Guarantor may at any time appoint additional Agents and/or terminate the appointment of any Agent by giving to the Fiscal Agent and that Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment in respect of the Notes. Upon any letter of appointment being executed by or on behalf of the Issuer, the Guarantor and any person appointed as an Agent, such person shall become a party to this Agreement as if originally named in it and shall act as such Agent in respect of the Notes.
16.2Resignation: Any Agent may resign its appointment at any time by giving the Issuer, the Guarantor and the Fiscal Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment in respect of the Notes.
16.3Condition to Resignation or Termination: No resignation or (subject to Clause 16.5) termination of the appointment of the Fiscal Agent shall, however, take effect until a new

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Fiscal Agent (which shall be a bank or trust company) has been appointed and no resignation or termination of the appointment of a Transfer Agent or the Registrar shall take effect if there would not then be a Transfer Agent or a Registrar as required by the Conditions. If the appointment of an Agent is terminated pursuant to Clause 16.1 or Clause 16.5 or any Agent gives notice of its resignation pursuant to Clause 16.2, the Issuer and the Guarantor shall use all reasonable endeavours to procure that another Agent is appointed if such appointment is required pursuant to this Clause 16.3, but if it fails to do so before the fifth day before the expiry of the relevant notice period, the relevant Agent shall have the power to appoint as its replacement any reputable and experienced financial institution. Immediately following such appointment, the Issuer shall give notice of such appointment to the remaining Agents and the Noteholders whereupon the Issuer, the Guarantor, the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.
16.4Change of Office: If an Agent changes the address of its specified office in a city it shall give the Issuer, the Guarantor and the Fiscal Agent at least 60 days’ notice of the change, giving the new address and the date on which the change is to take effect.
16.5Automatic Termination: The appointment of an Agent shall forthwith terminate if such Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the insolvency, winding-up or dissolution of such Agent, a receiver, administrator or other similar official of such Agent or all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency law, or a public officer takes charge or control of such Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation.
16.6Payee Status of Agents:
16.6.1Each Agent shall be a person to whom payments are free from FATCA Withholding Tax at the time of such Agent’s appointment.
16.6.2Each Agent that is for the purposes of receiving payments under this Agreement not a “foreign person” within the meaning of U.S. Treasury Regulations Section 1.1441-1(c)(2): (i) represents that it is a financial institution within the meaning of U.S. Treasury Regulations Section 1.1441-1(c)(5), (ii) confirms that it will comply with all withholding requirements imposed on payments with respect to the Notes under Sections 1441, 1442, and 1471 through 1474 of the Code (and any applicable U.S. Treasury Regulations thereunder or official interpretations thereof) and (iii) agrees that upon its appointment it will provide the Issuer with a properly completed, signed and valid IRS Form W-9.
16.6.3Each Agent that is for the purposes of receiving payments under this Agreement a “foreign person” within the meaning of U.S. Treasury Regulations Section 1.1441-1(c)(2): (i) represents that it is a “qualified intermediary” within the meaning of U.S. Treasury Regulations Section 1.1441-1(e)(5)(ii), will remain so, and will assume primary chapter 3 and chapter 4 withholding and 1099 reporting and (ii) agrees that upon its appointment it will provide the Issuer with a properly

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completed, signed and valid IRS Form W-8IMY, with its Global Intermediary Identification Number included thereon and identifying itself as a qualified intermediary that has undertaken primary responsibility for chapter 3 and chapter 4 withholding and 1099 reporting.
16.7Delivery of Records: If an Agent resigns or its appointment is terminated, it shall on the date on which the resignation or termination takes effect pay to the new Agent any amount held by it for payment in respect of the Notes and deliver to the new Agent the records kept by it and all Individual Certificates (if any), documents and forms (save for those required to be retained by law or regulation) held by it pursuant to this Agreement.
16.8Successor Corporations: A corporation into which an Agent is merged or converted or with which it is consolidated or that results from a merger, conversion or consolidation to which it is a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without further formality. The Agent concerned shall forthwith notify such an event to the other parties to this Agreement.
16.9Notices: The Issuer shall give Noteholders at least 30 days’ notice of any proposed appointment, termination, resignation or change under Clauses 16.1 to 16.4 of which it is aware and, as soon as practicable, notice of any succession under Clause 16.8 of which it is aware. The Issuer shall give Noteholders, as soon as practicable, notice of any termination under Clause 16.5 of which it is aware.
17.Communications
17.1Notices: Any communication shall be by letter, fax or electronic communications:
in the case of the Issuer, to it at:
Harley-Davidson Financial Services, Inc
Address: 222 West Adams Street, Suite 2000, Chicago, Illinois 60606, United States of America
Telephone no.: 414-343-7863
Email: darrell.thomas@harley-davidson.com
Attention: Treasurer

With a copy to:
Harley-Davidson Financial Services, Inc
Address: 222 West Adams Street, Suite 2000, Chicago, Illinois 60606, United States of America
Telephone no.: 312-634-2829
Email: bill.jue@hdfsi.com
Attention: General Counsel

in the case of the Guarantor, to it at:

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Harley-Davidson Credit Corp.
Address: 222 West Adams Street, Suite 2000, Chicago, Illinois 60606, United States of America
Telephone no.: 414-343-7863
Email: darrell.thomas@harley-davidson.com
Attention: Treasurer

With a copy to:
Harley-Davidson Credit Corp.
Address: 222 West Adams Street, Suite 2000, Chicago, Illinois 60606, United States of America
Telephone no.: 312-634-2829
Email: bill.jue@hdfsi.com
Attention: General Counsel
and, in the case of any of the Agents, to it care of:
The Bank of New York Mellon
Address:  Vertigo Building – Polaris, 2-4 rue Eugène Ruppert, L-2453     Luxembourg
Attention:   CT Corporate Admin/Harley Davidson
Telephone:  352 24524204

The Bank of New York Mellon, London Branch
Address:  One Canada Square, London, E14 5AL, England
Attention:  Corporate Trust Administration/ Harley Davidson
Telephone:  +44 (0) 207 964 2536

or any other address of which written notice has been given to the parties in accordance with this Clause. Such communications will take effect, in the case of a letter, when delivered, in the case of a fax, when the relevant delivery receipt is received by the sender or, in the case of an electronic communication, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Agreement which is to be sent by fax or electronic communication will be written legal evidence.

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17.2Notices through Fiscal Agent: All communications relating to this Agreement between the Issuer, the Guarantor and any of the Agents or between the Agents themselves shall be made (except where otherwise expressly provided) through the Fiscal Agent.
17.3The Agents are entitled to do nothing, without liability, if conflicting, unclear or equivocal instructions are received.
17.4Unsecured methods of communication: If an Agent is requested to act on instructions or directions delivered by fax, email or any other unsecured method of communication or any instructions or directions delivered through BNY Mellon Connect, CIDD, Nexen or any alternative electronic platform used to submit instructions, such Agent shall have:
17.4.1no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorised to give instructions or directions on behalf of the Issuer; and
17.4.2no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions.
18.Notices
18.1Publication: At the request and expense of the Issuer, failing whom the Guarantor, the Fiscal Agent shall arrange for the publication of all notices to Noteholders. Notices to Noteholders shall be published in accordance with the Conditions.
18.2Notice of Default: The Fiscal Agent shall promptly notify the Issuer, the Guarantor and the Noteholders of any notice received by it under Condition 10.
19.Governing Law and Jurisdiction
19.1Governing Law: This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.
19.2Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such courts. The lssuer, the Guarantor and each of the Agents irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause is for the benefit of the Agents and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).
19.3Service of Process: Each of the Guarantor and the Issuer irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom as its authorised agent for service of process in England. If for any reason such agent shall cease to be such agent for the service of process, the Issuer and the Guarantor shall forthwith appoint a new agent for service of process in England and deliver to the Fiscal Agent a copy of the new agent’s acceptance of that appointment within 30 days. Nothing shall affect the right to serve process in any other manner permitted by law.

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19.4This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.
Each Party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.
This Agreement has been entered into on the date stated at the beginning.

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Schedule 1
Part A
Form of Global Certificates
THE NOTES IN RESPECT OF WHICH THIS GLOBAL CERTIFICATE IS ISSUED (THE “NOTES”) AND THE GUARANTEE IN RESPECT THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. EACH HOLDER AGREES THE NOTES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THE NOTES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) IN RELIANCE ON REGULATION S (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT (A) TO THE ISSUER, THE GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE NOTES ARE TRANSFERRED A NOTICE SUBSTANTIALLY SIMILAR TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. EACH HOLDER REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THE NOTES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.
[TEMPORARY GLOBAL CERTIFICATE LEGEND]
THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL CERTIFICATE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL CERTIFICATE, ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED HEREIN).
ISIN:   XS2154335363
Common Code: 215433536
Certificate Number: [1/2]

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
(incorporated under the laws of the State of Delaware, United States of America)
Euro 650,000,000 3.875 per cent. Guaranteed Notes due 2023
GLOBAL CERTIFICATE
Global Certificate No. [1/2]

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Registered Holder:
Address of Registered Holder:
Principal amount of Notes represented by this Global Certificate:
This Global Certificate is issued in respect of the principal amount specified above of the Notes (the “Notes”) of Harley-Davidson Financial Services, Inc. (the “Issuer”) and guaranteed by Harley-Davidson Credit Corp. (the “Guarantor”). This Global Certificate certifies that the person whose name is entered in the Register (the “Registered Holder”) is registered as the holder of such principal amount of the Notes at the date hereof.
Interpretation and Definitions
References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 to the Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated 19 May 2020 between the Issuer, the Guarantor, The Bank of New York Mellon, London Branch as fiscal agent and the other agents named in it, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate, which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Fiscal Agency Agreement.
Promise to Pay
The Issuer, for value received, promises to pay to the holder of the Notes represented by this Global Certificate (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such Notes) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Global Certificate and (unless the Notes represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the record date which shall be on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.
For the purposes of this Global Certificate, (a) the holder of the Notes represented by this Global Certificate is bound by the provisions of the Fiscal Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Notes represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Notes represented by this Global Certificate is entitled to payments in respect of the Notes represented by this Global Certificate.

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Transfer of Notes Represented by Global Certificates
Transfers of the holding of Notes represented by this Global Certificate pursuant to Condition 2(a) may only be made in part:
(i)if the Notes represented by this Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system as shall have been designated by the Issuer (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or
(ii)upon or following any failure to pay principal in respect of any Notes when it is due and payable, provided that, in the case of the first transfer of part of a holding pursuant to (i) or (ii) above, the holder of the Notes represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.
Cancellation
Cancellation of any Notes represented by this Global Certificate in accordance with the Conditions will be effected by the Registrar making a notation of such cancelation in the Register, and by a corresponding reduction in the principal amount of Notes represented by this Global Certificate.
Meetings
For the purposes of any meeting of Noteholders, the holder of the Notes represented by this Global Certificate shall (unless this Global Certificate represents only one Note) be treated as two persons for the purposes of any quorum requirements of, or the right to demand a poll at, a meeting of Noteholders and as being entitled to one vote in respect of each integral currency unit of the currency of the Notes.
Transfers
Transfers of interests in the Notes in respect of which this Global Certificate is issued shall be made in accordance with the Fiscal Agency Agreement.
Notices
Notices required to be given in respect of the Notes represented by this Global Certificate may be given by their being delivered (so long as this Global Certificate is held on behalf of Euroclear and Clearstream, Luxembourg or an Alternative Clearing System) to Euroclear, Clearstream, Luxembourg or an Alternative Clearing System, as the case may be, or otherwise to the holder of this Global Certificate, rather than by publication as required by the Conditions, except that so long as the Notes are listed, traded or quoted on any stock exchange or securities market, notices shall also be published in a manner which complies with the rules and regulations of the relevant listing authority, stock exchange, securities market and/or quotation system. Any such notice shall be

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deemed to have been given to the holders of the Certificates on the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg and/or such other relevant clearing system.
Events of Default
Following the occurrence of any of the events set out in Condition 10, the holder of the Notes represented by this Global Certificate may exercise its right under Condition 10 to declare some or all of the Notes represented by this Global Certificate immediately due and payable by stating in the notice to the Fiscal Agent the principal amount of Notes to which such notice relates.
If principal in respect of any Notes is not paid when due, the holder of the Notes represented by this Global Certificate may (subject as provided below) from time to time elect that Direct Rights under the provisions of (and as defined in) the Deed of Covenant (as supplemented and/or amended as at the Issue Date, the “Deed of Covenant”) executed by the Issuer and the Guarantor as of 19 May 2020 (a copy of which is available for inspection by appointment at the specified office of the Fiscal Agent and which the Issuer and the Guarantor acknowledges to apply to the Notes represented by this Global Certificate) shall come into effect in respect of a principal amount of Notes up to the aggregate principal amount in respect of which such failure to pay has occurred. Such election shall be made by notice to the Fiscal Agent by the holder of the Notes represented by this Global Certificate specifying the principal amount of Notes represented by this Global Certificate in respect of which Direct Rights shall arise under the Deed of Covenant. Upon each such notice being given, this Global Certificate and the corresponding entry in the Register shall become void to the extent of the principal amount stated in such notice, save to the extent that the appropriate Direct Rights shall fail to take effect, for whatever reason.
No such election may however be made unless the transfer of the whole or a part of the holding of Notes represented by this Global Certificate shall have been improperly withheld or refused. This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.
This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.
Dated as of the Issue Date.
HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

By:

Certificate of Authentication
This Global Certificate is authenticated
by or on behalf of the Registrar without warranty, recourse or liability.

The Bank of New York Mellon SA/NV, Luxembourg Branch
as Registrar

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By:
Authorised Signatory
For the purposes of authentication only.

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Form of Transfer
For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)
[●] principal amount of the Notes represented by this Global Certificate, and all rights under them.

Dated:
Signed:	Certifying Signature:
Notes:
1The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.
2A representative of the Noteholder should state the capacity in which he signs e.g. executor.

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Schedule 1
Part B
Form of Individual Certificate
On the front:
THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED (THE “NOTES”) AND THE GUARANTEE IN RESPECT THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. EACH HOLDER AGREES THE NOTES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THE NOTES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) IN RELIANCE ON REGULATION S (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT (A) TO THE ISSUER, THE GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE NOTES ARE TRANSFERRED A NOTICE SUBSTANTIALLY SIMILAR TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. EACH HOLDER REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THE NOTES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.
ISIN:   XS2154335363
Common Code: 215433536
Certificate Number: [●]

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
(incorporated under the laws of the State of Delaware, United States of America)
Euro 650,000,000 3.875 per cent. Guaranteed Notes due 2023

Registered Holder:
Address of Registered Holder:
Principal amount of Notes represented by this Certificate:

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This Certificate certifies that [●] of [●] (the “Registered Holder”) is, as at the date hereof, registered as the holder of [principal amount] of the Notes referred to above (the “Notes”) of Harley-Davidson Financial Services, Inc. (the “Issuer”) guaranteed by Harley-Davidson Credit Corp. (the “Guarantor”). The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon. Expressions defined in the Conditions have the same meanings in this Certificate.
The Issuer, for value received, promises to pay to, or to the order of, the holder of the Notes represented by this Certificate (subject to surrender of this Certificate if no further payment falls to be made in respect of such Notes) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Certificate and to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
For the purposes of this Certificate, (a) the holder of the Notes represented by this Certificate is bound by the provisions of the Fiscal Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Notes represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Notes represented by this Certificate is entitled to payments in respect of the Notes represented by this Certificate.
This Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.
In witness whereof the Issuer has caused this Certificate to be signed on its behalf.
Dated as of [insert date].
HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

By:

This Certificate is authenticated
without recourse, warranty or liability by or on behalf of
THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH as Registrar

By:

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On the back:
Terms and Conditions of the Notes

(The Conditions set out in Schedule 2 of the Fiscal Agency Agreement will be set out here)

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Form of Transfer
For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)
[●] principal amount of the Notes represented by this Certificate, and all rights under them.

Dated: [●]
Signed:	Certifying Signature:
Notes:
1The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Note(s) represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.
2A representative of the Noteholder should state the capacity in which he signs.
Unless the context otherwise required, capitalised terms used in this Form of Transfer have the same meaning as in the Fiscal Agency Agreement dated 19 May 2020 between the Issuer, the Guarantor, The Bank of New York Mellon, London Branch as fiscal agent and the other agents named in it.

[TO BE COMPLETED BY TRANSFEREE:
[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS ETC.]]

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[At the foot of the Individual Certificate]
FISCAL AGENT, TRANSFER AGENT
The Bank of New York Mellon, London Branch, One Canada Square
London, E14 5AL, United Kingdom

REGISTRAR
The Bank of New York Mellon, SA/NV, Luxembourg Branch Vertigo Building - Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg

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Schedule 2
Terms and Conditions of the Notes
The issue of €650,000,000 3.875 per cent. Guaranteed Notes due 2023 (the "Notes", which expression shall in these terms and conditions (the "Conditions"), unless the context otherwise requires, include any further notes issued pursuant to Condition 16 and forming a single series with the Notes) was authorised by resolutions of the Board of Directors of Harley-Davidson Financial Services, Inc. (the "Issuer") passed on 4 March 2020 and 14 May 2020 and the guarantee of the Notes was authorised by resolutions of the Board of Directors of Harley-Davidson Credit Corp. (the "Guarantor") passed on 17 March 2020 and 14 May 2020. A fiscal agency agreement dated 19 May 2020 (the "Fiscal Agency Agreement") has been entered into in relation to the Notes between the Issuer, the Guarantor, The Bank of New York Mellon, London Branch as fiscal agent and as transfer agent and The Bank of New York Mellon SA/NV, Luxembourg Branch as registrar. The Notes have the benefit of: (i) a Deed of Covenant (the "Deed of Covenant") dated 19 May 2020 executed by the Issuer and the Guarantor relating to the Notes; and (ii) a Deed of Guarantee (the "Deed of Guarantee") dated 19 May 2020 executed by the Guarantor relating to the Notes. The fiscal agent, the registrar and the transfer agent are referred to respectively as the "Fiscal Agent", the "Registrar" and the "Transfer Agent". "Agents" means the Fiscal Agent, the Registrar, the Transfer Agent and any other agent or agents appointed from time to time with respect to the Notes. The Fiscal Agency Agreement includes the form of the Notes.
Copies of the Fiscal Agency Agreement, the Deed of Covenant, the Deed of Guarantee and the Support Agreement are available for inspection during normal business hours at the specified offices of the Fiscal Agent.
The Noteholders (as defined below) are deemed to have notice of all the provisions of the Fiscal Agency Agreement and are entitled to the benefit of and are deemed to have notice of all the provisions of the Deed of Covenant and the Deed of Guarantee applicable to them.
All capitalised terms that are not defined in these Conditions will have the meanings given to them in the Fiscal Agency Agreement.
1Form, Specified Denomination and Title
The Notes are issued in the specified denomination of €100,000 and integral multiples of €1,000 in excess thereof.
The Notes are represented by registered certificates ("Certificates") and, save as provided in Condition 2(a), each Certificate shall represent the entire holding of Notes by the same holder.
Title to the Notes shall pass by registration in the register that the Issuer shall procure to be kept by the Registrar in accordance with the provisions of the Fiscal Agency Agreement (the "Register"). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on the Certificate representing it or the theft or loss of such Certificate and no person shall be liable for so treating the holder.
In these Conditions, "Noteholder" and "holder" means the person in whose name a Note is registered.
2Transfers of Notes
(a)Transfer: A holding of Notes may, subject to Condition 2(e), be transferred in whole or in part upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate(s) representing such Notes to be transferred, together with the form of transfer endorsed on such Certificate(s) (or another form of transfer substantially in the same form and containing the same representations

35

and certifications (if any), unless otherwise agreed by the Issuer), duly completed and executed and any other evidence as the Registrar or any Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. In the case of a transfer of Notes to a person who is already a holder of Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding. All transfers of Notes and entries on the Register will be made in accordance with the detailed regulations concerning transfers of Notes scheduled to the Fiscal Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Registrar and the Fiscal Agent, provided that any such change is not in the opinion of the Issuer, prejudicial to the interests of the Noteholders. A copy of the current regulations will be made available by the Registrar to any Noteholder upon request.
(b)Exercise of Options or Partial Redemption in Respect of Notes: In the case of an exercise of a Noteholders' option in respect of, or a partial redemption of, a holding of Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent.
(c)Delivery of New Certificates: Each new Certificate to be issued pursuant to Condition 2(a) or 2(b) shall be available for delivery within three business days of receipt of a duly completed form of transfer or Exercise Notice (as defined in Condition 8(c)) and surrender of the existing Certificate(s). Delivery of the new Certificate(s) shall be made at the specified office of any Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer or Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to any Transfer Agent or the Registrar (as the case may be) the costs of such other method of delivery and/ or such insurance as it may specify. In this Condition 2(c), "business day" means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).
(d)Transfer or Exercise Free of Charge: Certificates, on transfer, exercise of an option or partial redemption, shall be issued and registered without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or any Transfer Agent may require).
(e)Closed Periods: No Noteholder may require the transfer of a Note to be registered (i) during the period of 15 days ending on (and including) the due date for redemption of that Note, (ii) after any such Note has been called for redemption, or (iii) during the period of seven days ending on (and including) any Record Date (as defined in Condition 9(a)(ii)).
3Status of the Notes

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The Notes constitute direct, unconditional and (subject to Condition 5) unsecured obligations of the Issuer and shall at all times rank and will rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 5, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.
4Guarantee and Status of the Guarantee
(a)Guarantee: The Guarantor has unconditionally, irrevocably guaranteed the due payment of all sums expressed to be payable by the Issuer under the Notes. The Guarantor's obligations in that respect (the "Guarantee") are set out in the Deed of Guarantee.
(b)Status: The Guarantee constitutes direct, unsecured and unconditional obligations of the Guarantor. The obligations of the Guarantor under the Guarantee shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 5, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.
(c)Limitations: Anything to the contrary in these Conditions notwithstanding, the Guarantee by the Guarantor shall be, and hereby is, limited to the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee, as it relates to the Guarantor, voidable under any applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.
5Covenants
Each of the Issuer and the Guarantor covenants that, for so long as any Certificate is outstanding:
5.1Negative Pledge
(a) The Issuer and the Guarantor will not, nor will they permit any of their Subsidiaries to issue or assume any Indebtedness secured by a Lien upon any Property (now owned or hereinafter acquired) of the Issuer or the Guarantor or any such Subsidiary without in any such case effectively providing concurrently with the issuance or assumption of any such Indebtedness that all of the Notes outstanding (together with, if the Issuer or the Guarantor shall so determine, any other Indebtedness of the Issuer or the Guarantor or any such Subsidiary ranking equally with the Notes) shall be secured equally and rateably with such Indebtedness.
(b) The restrictions set forth in paragraph (a) above will not, however, apply if the aggregate amount of such Indebtedness so secured by Liens, together with all other Indebtedness of the Issuer, the Guarantor or such Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to such restrictions, but not including Indebtedness permitted to be secured under paragraphs (c)(i) to (c)(xiv) below, does not at the time exceed 15 per cent. of the Consolidated Net Tangible Assets.
(c) The restrictions set forth in paragraphs (a) and (b) above shall not apply to Indebtedness secured by:
(i)Liens existing on the issue date of the Notes;
(ii)Liens on any Property of any company existing at the time such company becomes a Subsidiary of the Issuer or the Guarantor, which Liens are not created in contemplation of such company becoming a Subsidiary of the Issuer or the Guarantor;

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(iii)Liens on any Property existing at the time such Property is acquired by the Issuer, the Guarantor or a Subsidiary of the Issuer or the Guarantor, or Liens to secure the payment of all or any part of the purchase price of such Property upon the acquisition of such Property by the Issuer, the Guarantor or a Subsidiary of the Issuer or the Guarantor or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such Property and the date such Property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Issuer, the Guarantor or a Subsidiary of the Issuer or the Guarantor of improvements to such acquired Property or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of construction of the Property subject to such Liens;
(iv)Liens securing any Indebtedness of the Issuer, a Subsidiary of the Issuer or the Guarantor owing to the Issuer, the Guarantor or to another Subsidiary of the Issuer or the Guarantor;
(v)Liens created in connection with a securitisation or other asset-based financing;
(vi)Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith;
(vii)statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith;
(viii)Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds;
(ix)Liens arising with respect to zoning restrictions, easements, licences, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of the Issuer, the Guarantor or any of their respective Subsidiaries;
(x)Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Issuer, the Guarantor or any of their respective Subsidiaries;
(xi)Liens arising from leases, subleases or licences granted to others which do not interfere in any material respect with the business of the Issuer, the Guarantor or any of their respective Subsidiaries;
(xii)any interest or title of the lessor in the Property subject to any operating lease (as determined in accordance with US GAAP as in effect as of issue date of the Notes) entered into by the Issuer, the Guarantor or any of their respective Subsidiaries in the ordinary course of business;
(xiii)Liens, if any, in connection with any sale/leaseback transaction; and
(xiv)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) to (xiii); provided, however, that such new Lien is limited to the Property which was subject to the prior Lien immediately

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before such extension, renewal or replacement, and provided, further, that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or replacement is not increased.
For the purposes of these Conditions:
(i) "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalised lease for financial reporting purposes in accordance with US GAAP as in effect on the issue date of the Notes; and the amount of Indebtedness represented by such obligation will be the capitalised amount of such obligation determined in accordance with US GAAP as in effect on the issue date of the Notes; and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty;
(ii) "Consolidated Net Tangible Assets" means the consolidated total assets of the Issuer and its Subsidiaries taken as one enterprise as reflected in the Issuer's most recent consolidated balance sheet preceding the date of determination prepared in accordance with US GAAP consistently applied, less (a) all current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and (b) all goodwill, tradenames, trademarks, patents, minority interests of others, unamortised debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses;
(iii) "Lien" means any mortgage, pledge, lien, security interest, charge or other encumbrance or preferential arrangement (including any conditional sale or other title retention agreement or lease in the nature thereof other than a title retention agreement in connection with the purchase of goods in the ordinary course of business which is outstanding for not more than 90 days); and
(iv) "Property" means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.
5.2Support Agreement
The Issuer shall not permit any change to be made to the terms of the Support Agreement.
5.3Merger and Consolidation
(a) Issuer May Consolidate, Etc., Only on Certain Terms
The Issuer shall not merge or consolidate with or into any other person or convey, transfer, lease or otherwise dispose (in each case excluding any pledge) of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person, unless:
(i) either (A) the Issuer shall be the continuing person (in the case of a merger), or (B) the successor person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Issuer shall be a Corporation organised and existing under the laws of the United States or any state thereof and shall expressly assume, by way of deed poll, executed by such successor Corporation and the Guarantor and delivered to the Fiscal Agent, the due and punctual payment of the principal of, premium, if any, and interest on, and any additional amounts with respect to, the Notes and the due and punctual performance and observance of every obligation in the Notes on the part of the Issuer to be performed or observed;

39

(ii) at the time of such proposed transaction and immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Issuer and the Guarantor as a result of such transaction as having been incurred by the Issuer at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
(iii) the Guarantee shall remain in full force and effect; and
(iv) either the Issuer or the successor person shall have delivered to the Fiscal Agent a certificate signed by two directors of the Issuer and an opinion of independent legal advisers of recognised standing, each stating that such consolidation, merger, conveyance, transfer or lease and, if a deed poll is required in connection with such transaction, such deed poll complies with this Condition 5.3 and that all conditions precedent herein provided for relating to such transaction have been complied with. No such consolidation, merger, conveyance, transfer or lease shall be permitted by this Condition 5.3 unless prior thereto the Guarantor shall have delivered to the Fiscal Agent a certificate signed by two directors of the Issuer and an opinion of independent legal advisers of recognised standing, each stating that the Guarantor's obligations hereunder shall remain in full force and effect thereafter.
        (b) The Guarantor May Consolidate, Etc., Only on Certain Terms
The Guarantor shall not consolidate with or merge into any other person (whether or not affiliated with the Guarantor), or convey, transfer or lease (in each case excluding any pledge) its properties and assets as an entirety or substantially as an entirety to any other person (whether or not affiliated with the Guarantor), unless:
(i) either (A) the Guarantor shall be the continuing person (in the case of a merger), or (B) the successor person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Guarantor shall be a Corporation organised and existing under the laws of the United States or any state thereof and shall expressly assume, by a supplemental deed of guarantee, executed by such successor Corporation and the Issuer, the due and punctual payment of the principal of, premium, if any, and interest on, and any additional amounts with respect to, all the Notes and the due and punctual performance and observance of every obligation in the Notes and the Guarantee on the part of the Guarantor to be performed or observed;
(ii) at the time of such proposed transaction and immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;
(iii) the Guarantee (other than the Guarantee of the Guarantor (subject to paragraph (i) above) shall remain in full force and effect; and
(iv) either the Guarantor or the successor person shall have delivered to the Fiscal Agent a certificate signed by two directors of the Issuer and an opinion of independent legal advisers of recognised standing, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental guarantee is required in connection with such transaction, such supplemental guarantee complies with this Condition 5.3 and that all conditions precedent herein provided for relating to such transaction have

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been complied with. No such consolidation, merger, conveyance, transfer or lease shall be permitted by this Condition 5.3 unless prior thereto the Guarantor shall have delivered to the Fiscal Agent a certificate signed by two directors of the Issuer and an opinion of independent legal advisers of recognised standing, each stating that the Guarantor's obligations hereunder shall remain in full force and effect thereafter.
6Interest
The Notes bear interest on their outstanding principal amount from and including 19 May 2020 (the "Interest Commencement Date") at the rate of 3.875 per cent. per annum, payable annually in arrear on 19 May in each year (each an "Interest Payment Date"). Each Note will cease to bear interest from the due date for redemption unless, upon surrender of the Certificate representing such Note, payment of principal is improperly withheld or refused. In such event it shall continue to bear interest at such rate (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant holder, and (b) the day seven days after the Fiscal Agent has notified Noteholders of receipt of all sums due in respect of all the Notes up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).
The period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is called an "Interest Period".
The amount of interest payable per €1,000 principal amount of Notes (the "Calculation Amount") for any period shall be equal to the product of the rate of interest specified above, the Calculation Amount and the day-count fraction for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards).
When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated by applying the rate of 3.875 per cent. per annum to each Calculation Amount and on the basis of (a) the actual number of days in the period from and including the date from which interest begins to accrue (the "Accrual Date") to but excluding the date on which it falls due divided by (b) the actual number of days from and including the Accrual Date to but excluding the next following Interest Payment Date. The resultant figure shall be rounded to the nearest cent, half a cent being rounded upwards. The interest payable in respect of a Note shall be the product of such rounded figure and the amount by which the Calculation Amount is multiplied to reach the denomination of the relevant Note, without any further rounding.
7Interest Rate Adjustment Based on Certain Rating Events
The interest rate payable on the Notes will be subject to adjustments from time to time if any of Moody's or S&P or, if any of Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer's control, any replacement Rating Agency downgrades (or subsequently upgrades) the rating assigned to the Notes in the manner described below.
If the rating from Moody's (or any replacement Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately following paragraph.

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a.Moody's Rating	Percentage rate interest increase on the Notes
Ba1	0.250%
Ba2	0.500%
Ba3	0.750%
B1 or below	1.000%
(•)*Including the equivalent ratings, in either case of any replacement Rating Agency or under any successor rating categories of Moody's.
In addition, if the rating from S&P (or any replacement Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately preceding paragraph.

a.S&P's Rating	Percentage rate interest increase on the Notes
BB+	0.250%
BB	0.500%
BB-	0.750%
B+ or below	1.000%
a.*Including the equivalent ratings, in either case of any replacement Rating Agency or under any successor rating categories of S&P's.
Notwithstanding the foregoing, if at any time the interest rate on the Notes has been adjusted upward and any of Moody's or S&P (or, in any case, any replacement Rating Agency therefor), as the case may be, subsequently increases its rating of the Notes to any of the threshold ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase in rating.
If Moody's or S&P (or any replacement Rating Agency therefor) subsequently increases its rating of the Notes to an Investment Grade Rating, the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the date of their initial issuance.
In addition, the interest rates on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by any or all of Moody's or S&P's) if the Notes become rated Baa1 and BBB+ (or the equivalent of any such rating, in the case of any replacement Rating Agency) or higher by Moody's and S&P (or, in any case, any replacement Rating Agency therefor), respectively (or one of these ratings if the Notes are only rated by one Rating Agency).
Each adjustment required by any decrease or increase in a rating set forth above (or an equivalent rating, in either case of any replacement Rating Agency or under any successor rating categories of Moody's or S&P, as the case may be), whether occasioned by the action of Moody's or S&P (or, in any case, any replacement Rating Agency therefor), shall be made independent of any and all other adjustments; provided, however, in no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the date of their initial issuance or (2) the total increase in the interest rate on the Notes exceed 2.000% above the interest rate payable on the Notes on the date of their initial issuance.
Except as provided in this paragraph and the immediately following paragraph, no adjustments in the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If at any time fewer than two Rating Agencies provide a rating of the notes of a series for any reason beyond the Issuer's control, the Issuer will use its commercially

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reasonable efforts to obtain a rating of the Notes from a replacement Rating Agency, to the extent one exists, and if a replacement Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above:
(a)such other Rating Agency will be substituted for the last Rating Agency to provide a rating of such Notes, but which has since ceased to provide such rating;
(b)the relative rating scale used by such other Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody's or S&P, as applicable, in such table; and
(c)the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such other Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency).
For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of such Notes necessitated by a reduction or increase in the rating by the Rating Agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Moody's, S&P, or any replacement Rating Agency therefor provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.000% above the interest rate payable on the Notes on the date of their initial issuance. If any of Moody's or S&P ceases to rate the Notes for reasons within the Issuer's control or ceases to make a rating of the Notes publicly available for reasons within the Issuer's control, the Issuer will not be entitled to obtain a rating from any replacement Rating Agency therefor and the increase or decrease in the interest rate of the Notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating of the Notes.
Any interest rate increase or decrease described above will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which the rating change occurs. If Moody's or S&P (or, in any case, either replacement Rating Agency therefor) changes its rating of the Notes more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency's action.
If the interest rate payable on the Notes is increased as described above, the term "interest", as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.
The interest rate and the amount of interest payable on the Notes will be determined and calculated by the Issuer.
8Redemption and Purchase
(a)Final Redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their principal amount on 19 May 2023 (the "Maturity Date"). The Notes may not be redeemed at the option of the Issuer or the Guarantor other than in accordance with this Condition 8.
(b)Redemption for Taxation and other Reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving no fewer than 10 nor more than 30 days' notice to the Noteholders in accordance with Condition 15 (which notice shall be irrevocable), at their principal amount, (together with interest accrued to but excluding the date fixed for redemption), if (i) the Issuer

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(or, if the Guarantee were called, the Guarantor) has or will become obliged to pay additional amounts as provided or referred to in Condition 10 as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 15 May 2020, and (ii) such obligation cannot be avoided by the Issuer (or the Guarantor, as the case may be) taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer (or the Guarantor, as the case may be) would be obliged to pay such additional amounts were a payment in respect of the Notes (or the Guarantee, as the case may be) then due. Prior to the publication of any notice of redemption pursuant to this Condition 8(b), the Issuer shall deliver to the Fiscal Agent a certificate signed by two directors of the Issuer (or the Guarantor, as the case may be) stating that the Issuer (or the Guarantor, as the case may be) is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer (or the relevant Guarantor, as the case may be) has or will become obliged to pay such additional amounts as a result of such change or amendment.
(c)Redemption at the Option of Noteholders: If an HDI Change of Control Triggering Event (as defined below) occurs, the Issuer shall, at the option of the holder of any Note (unless prior to the giving of the relevant Exercise Notice (as defined below) the Issuer has given notice of redemption under Condition 8(b)), redeem in whole (but not in part) such Note on the Put Date (as defined below) at a price of 101 per cent. of its outstanding principal amount together with interest (if any) accrued to (but excluding) the Put Date.
Promptly upon the Issuer becoming aware that an HDI Change of Control Triggering Event has occurred, the Issuer shall give notice (a "Change of Control Notice") to the Noteholders in accordance with Condition 15 specifying the nature of the Change of Control and the procedure for exercising such option.
For the purpose of these Conditions:
(i)"Below Investment Grade Rating Event" means the means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period after the earlier of (1) the occurrence of an HDI Change of Control and (2) public notice of the intention of Harley-Davidson, Inc. ("HDI") to effect an HDI Change of Control (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular HDI Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of HDI Change of Control Triggering Event in these Conditions) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable HDI Change of Control (whether or not the applicable HDI Change of Control shall have occurred at the time of the Below Investment Grade Rating Event);
(ii)"Fitch" means Fitch Ratings, Inc.;
(iii)"HDI Change of Control" means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any

44

merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than HDI or one of its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50 per cent. of the Voting Stock of HDI or other Voting Stock into which the Voting Stock of HDI is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of HDI and the assets of the subsidiaries of HDI, taken as a whole, to one or more persons, other than HDI or one of its subsidiaries. Notwithstanding the foregoing, a transaction will not be deemed to be an HDI Change of Control if (1) HDI becomes a direct or indirect wholly-owned subsidiary of a holding company and (2) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of HDI immediately prior to that transaction or (B) immediately following that transaction no "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50 per cent. of the Voting Stock of such holding company;
(iv)"HDI Change of Control Triggering Event" means the occurrence of both an HDI Change of Control and a Below Investment Grade Rating Event;
(v)"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer;
(vi)"Moody's" means Moody's Investors Service, Inc.;
(vii)"Rating Agencies" means (1) each of Moody's, S&P and Fitch, and (2) if any of Moody's, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer (as certified by a resolution of the Issuer's Board of Directors) as a replacement agency for Moody's, S&P or Fitch, as the case may be;
(viii)"S&P" means Standard & Poor's Ratings Services;
(ix)"Voting Stock" means, with respect to any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person;
(x)"Put Date" shall be the tenth Business Day after the expiry of the Put Period; and
(xi)"Put Period" shall be the period of 30 days after a Change of Control Notice is given.
To exercise such option the holder must surrender the Certificate representing such Note to any Transfer Agent or the Registrar at its specified office at any time during the Put Period, together with a duly completed exercise notice ("Exercise Notice") in the form obtainable from any Transfer Agent or the Registrar within the Put Period. No Certificate so surrendered and option so exercised may be withdrawn

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(except as provided in the Fiscal Agency Agreement) without the prior consent of the Issuer, provided however that:
(i)if prior to the relevant Put Date the Notes evidenced by any Certificate so surrendered become immediately due and payable; or
(ii)if payment of the redemption monies in respect of the Note(s) represented by any Certificate so surrendered is improperly withheld or refused, such Certificate shall, without prejudice to the exercise of the option, be returned to the holder by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the relevant Agent) to such address as may have been given by the Noteholder in the Exercise Notice or, where no address has been given, to the address appearing in the Register. The Issuer shall redeem the relevant Notes on the Put Date unless previously redeemed and cancelled.
(d)Clean-up call: In the event that 95 per cent. or more in principal amount of the Notes originally issued have been redeemed pursuant to Condition 8(c), the Issuer may, on giving no fewer than 10 nor more than 30 days' notice to the Noteholders in accordance with Condition 15 (which notice shall be irrevocable) redeem all, but not some only, of the Notes then outstanding at a price of 101 per cent. of the outstanding principal amount of each Note together with interest accrued thereon to but excluding the date of such redemption. Any such notice of redemption given pursuant to this Condition 8(d) shall be given no later than 30 days following the Put Date referred to in Condition 8(c).
(e)Make-whole: the Issuer may, on giving no fewer than 10 nor more than 30 days' notice to the Noteholders in accordance with Condition 15 (which notice shall be irrevocable) redeem all of the Notes. Any such redemption of Notes shall be at a price which shall be equal to the higher of the following, in each case together with interest accrued to (but excluding) the date of such redemption: (a) 100 per cent. of the nominal amount of the Notes being redeemed; or (b) the price (as reported to the Issuer and the Fiscal Agent by the Financial Adviser and expressed as a percentage) that provides for a Gross Redemption Yield on such Notes on the Reference Date equal (after adjusting for any difference in compounding frequency) to the Reference Bond Rate at the Specified Time on the Reference Date, plus the Redemption Margin.
For the purpose of these Conditions:
(i) "Financial Adviser" means an investment banking, accountancy, appraisal or financial advisory firm with international standing that has (in the reasonable opinion of the Issuer) appropriate expertise relevant to the determination required to be made under this Condition 8(e) selected by the Issuer;
(ii) "Gross Redemption Yield" means a yield expressed as a percentage and calculated by the Financial Adviser in accordance with generally accepted market practice;
(iii) "Redemption Margin" shall be 0.70%;
(iv) "Reference Bond" means OBL 0.000% due 14 April 2023;
(v) "Reference Bond Rate" means the actual yield per annum calculated by the Financial Adviser in accordance with generally accepted market practice by reference to the arithmetic mean of the middle market prices provided by three Reference Dealers for the Reference Bond;
(vi) "Reference Date" means the fifth London Business Day prior to the date of redemption;

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(vii) "Reference Dealer" means a bank selected by the relevant Issuer or its affiliates in consultation with the Financial Adviser which is (A) a primary government securities dealer, or (B) a market maker in pricing corporate bond issues; and
(viii) "Specified Time" shall be 11:00 am London time.
(f)Purchase: The Issuer, the Guarantor and their respective Subsidiaries (as defined in the Fiscal Agency Agreement) may at any time purchase Notes in the open market or otherwise at any price.
(g)Cancellation: All Certificates representing Notes purchased by or on behalf of the Issuer, the Guarantor or any of their respective Subsidiaries shall be surrendered for cancellation. Any Certificates so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such Notes shall be discharged.
9Payments
(a)Method of Payment:
(i)Payments of principal shall be made (subject to surrender of the relevant Certificates at the specified office of the Fiscal Agent in the manner provided in paragraph (ii) below.
(ii)Interest on each Note shall be paid to the person shown on the Register at the close of business on the business day before the due date for payment thereof (the "Record Date"). Payments of interest on each Note shall be made in Euro by transfer to an account in Euro maintained by the payee with a bank.
(iii)If the amount of principal being paid upon surrender of the relevant Certificate is less than the outstanding principal amount of such Certificate, the Registrar will annotate the Register with the amount of principal so paid and will (if so requested by the Issuer or a Noteholder) issue a new Certificate with a principal amount equal to the remaining unpaid outstanding principal amount. If the amount of interest being paid is less than the amount then due, the Registrar will annotate the Register with the amount of interest so paid.
(b)Payments subject to Laws: Save as provided in Condition 10, payments will be subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment or other laws and regulations to which the Issuer or the Guarantor or their respective agents agree to be subject and neither the Issuer nor the Guarantor will be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations, directives or agreements. No commission or expenses shall be charged to the Noteholders in respect of such payments.
(c)Payment Initiation: Where payment is to be made by transfer to an account in Euro, payment instructions (for value the due date, or if that is not a Business Day, for value the first following day which is a Business Day) will be initiated, or, in the case of payments of principal (and accrued interest, if applicable) where the relevant Certificate has not been surrendered at the specified office of the Payment Agent, on a day on which the Fiscal Agent is open for business and on which the relevant Certificate is surrendered.
(d)Appointment of Agents: The Fiscal Agent, the Registrar and the Transfer Agent initially appointed by the Issuer and their respective specified offices are listed below. The Fiscal Agent, the Registrar and the Transfer Agents act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any Noteholder. The Issuer reserves the right at any time to vary or

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terminate the appointment of the Fiscal Agent, the Registrar or any Transfer Agent and to appoint additional or other Agents, provided that the Issuer shall at all times maintain (i) a paying agent located in a European city, (ii) a Registrar, (iii) a Transfer Agent, and (iv) such other agents as may be required by any other stock exchange on which the Notes may be listed.
Notice of any change of any specified office shall promptly be given to the Noteholders in accordance with Condition 15.
(e)Delay in Payment: Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due on a Note if the due date is not a Business Day, if the Noteholder is late in surrendering or cannot surrender its Certificate (if required to do so).
(f)Non-Business Days: If any date for payment in respect of any Note is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment.
In this Condition 9, "business day" means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets are open for business in the place in which the specified office of the Registrar is located and a day on which the TARGET System is open.
10Taxation
All payments of principal and interest by or on behalf of the Issuer or the Guarantor in respect of the Notes or under the Guarantee shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United States or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law and/or by agreement of the Issuer or the Guarantor. In that event the Issuer or, as the case may be, the Guarantor shall pay such additional amounts as will result in receipt by the Noteholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Note:
(a)Other connection: held by or on behalf of a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of his having some connection with the United States, other than the mere holding of the Note;
(b)Surrender more than 30 days after the Relevant Date: in cases where surrender is required, in respect of which the Certificate representing such Note is surrendered for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of it would have been entitled to such additional amounts on surrendering the Certificate representing such Note for payment on the last day of such period of 30 days assuming that day to have been a business day (as defined in Condition 9);
(c)FATCA: where such withholding or deduction is imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), any regulations or other guidance promulgated thereunder, an agreement described in Section 1471(b)(1) of the Code or any intergovernmental agreement implementing such provisions of the Code or an alternative approach thereto or any laws, regulations, agreements, undertakings or official interpretations implementing any of the foregoing;
(d)Payment by another Agent: where the Certificate representing such Note is surrendered for payment by or on behalf of a Noteholder who would have been

48

able to avoid such withholding or deduction by surrendering the relevant Certificate to another Agent in a Member State of the European Union;
(e)Certification: where such withholding or deduction would not have been imposed had the Holder or any third party complied with any applicable certification, identification or other reporting requirements (such as a U.S. Internal Revenue Service Form W-8) concerning the nationality, residence or identity of the Holder, beneficial owner of the Notes or third party, or its connection (or lack thereof) with the relevant taxing jurisdiction;
(f)10% Shareholders: where such withholding or deduction is imposed because the holder of the Note is considered a 10% shareholder of the Issuer or the Guarantor for purposes of Sections 871(h)(3) or 881(c)(3) of the Code;
(g)Related Controlled Foreign Corporations: where such withholding or deduction is imposed because the holder of the Note is considered a "controlled foreign corporation" (as defined in Section 957 of the Code) related to the Issuer through stock ownership of the Issuer or the Guarantor for purposes of Section 881(c)(3)(C)of the Code;
(h)Certain banks: where such withholding or deduction is imposed because the holder (1) is a bank purchasing the Note in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the Note for investment purposes only nor (B) buying the Note for resale to a third party that either is not a bank or will not hold the Note for investment purposes only;
(i)where such withholding or deduction is payable by reason of any combination of (a) through (h) above.
"Relevant Date" in respect of any Note means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further surrender of the Certificate representing such Note being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such surrender.
Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 10.
11Events of Default
If any of the following events ("Events of Default") occurs and is continuing:
(a)Non-Payment: either the Issuer or the Guarantor pursuant to the Guarantee fails to pay the principal of or any interest on any of the Notes (or as the case may be under the Guarantee) when due and such failure continues for a period of seven days in the case of principal or 14 days in the case of interest or any other amounts payable pursuant to these Conditions; or
(b)Breach of Other Obligations: either the Issuer or the Guarantor does not perform or comply with any one or more of its covenants or other obligations under these Conditions or under the Guarantee which default is incapable of remedy or is not remedied within 30 days after notice of such default shall have been given to the Fiscal Agent at its specified office by any Noteholder; or
(c)Support Agreement: the Support Agreement shall have been terminated or revoked or HDI refuses to perform or otherwise breaches any of its obligations therein or thereunder or the Support Agreement or any provision thereof otherwise becomes unenforceable for any reason unless, prior to such termination, revocation, refusal to perform, breach or unenforceability, each of Standard &

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Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch Ratings, Inc. and any other "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the US Securities Act of 1933, as amended) then rating the Notes at the Issuer's request, has confirmed that the rating assigned to the Notes by such rating agency immediately prior to such termination, revocation, refusal to perform, breach or unenforceability, will not be downgraded as a result of such termination, revocation, refusal to perform, breach or unenforceability of the Support Agreement; or
(d)Cross-Default: (i) any other present or future Indebtedness of the Issuer, the Guarantor or any of the Issuer's other Subsidiaries becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such Indebtedness is not paid when due or, as the case may be, within any originally applicable grace period, provided that the aggregate amount of the relevant Indebtedness in respect of which one or more of the events mentioned above in this Condition 11(d) have occurred equals or exceeds U.S.$25,000,000 or its equivalent (on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted by any leading bank on the day on which this paragraph operates); or
(e)Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against all or a material part of the property, assets or revenues of the Issuer, the Guarantor or any of the Issuer's other Material Subsidiaries and is not discharged, dismissed or stayed within 30 days; or
(f)Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer, the Guarantor or any of the Issuer's other Material Subsidiaries over all or a material part of its assets becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator, manager or other similar person) and is not discharged, dismissed or stayed within 30 days; or
(g)Order to Pay Specified Amount: one or more judgments or orders for the payment of any sum in excess of U.S.$25,000,000 or its equivalent (on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted by any leading bank on the day on which this paragraph operates), whether individually or in aggregate, is (or are) rendered against the Issuer, the Guarantor and/or any of the Issuer's other Material Subsidiaries and continue(s) unsatisfied and unstayed for a period of 30 days after the date thereof; or
(h)Insolvency, etc.: the Issuer, the Guarantor or any of the Issuer's other Material Subsidiaries, or, so long as the Support Agreement continues to be in full force and effect, HDI is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, or stops, suspends or threatens to stop or suspend payment of all or a material part of (or all of a particular type of) its debts, or proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any material part which it will or might otherwise be unable to pay when due), or proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts, or a moratorium is agreed or declared or comes into effect in respect of or affecting all or any material part of (or of a particular type of) the debts of the Issuer, the Guarantor or any of the Issuer's other Material Subsidiaries, or, so long as the Support Agreement continues to be in full force and effect, HDI; or
(i)Winding-up, etc.: an administrator is appointed, an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer,

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the Guarantor or any of the Issuer's other Material Subsidiaries (or, so long as the Support Agreement continues to be in full force and effect, HDI), or the Issuer or the Guarantor (or, so long as the Support Agreement continues to be in full force and effect, HDI) ceases or threatens to cease to carry on all or substantially all of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by an Extraordinary Resolution of the Noteholders, (ii) in the case of a Subsidiary of the Issuer (other than a Guarantor), whereby the undertaking and assets of the Subsidiary are transferred to or otherwise vested in the Issuer or the Guarantor (as the case may be) or another of the Issuer's Subsidiaries, or (iii) in accordance with the terms of Condition 5.3; or
(j)Judgement: a final judgement of money in excess of U.S.$25,000,000 (not covered by third-party insurance), singularly or in the aggregate, shall be rendered against the Issuer, the Guarantor or any or their respective Material Subsidiaries and shall remain undischarged and unstayed for a period (during which execution shall not be effectively stayed) of 60 days after such judgement becomes final; or
(k)Authorisation and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer and the Guarantor lawfully to enter into, exercise their respective rights and perform and comply with their respective obligations under the Notes, the Guarantee and the Support Agreement (as applicable), (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Notes, the Support Agreement and the Guarantee admissible in evidence in the courts of England, is not taken, fulfilled or done and such failure is incapable of remedy or is not remedied within 30 days; or
(l)Illegality: (A) it is or will become unlawful or impossible for the Issuer or the Guarantor to perform or comply with any one or more of its obligations under any of the Notes or the Guarantee (as the case may be); or (B) it is or will become unlawful or impossible for HDI to perform or comply with any one or more of its obligations under the Support Agreement; or
(m)Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs of this Condition 11.
then any Note may, by notice in writing given to the Fiscal Agent at its specified office by the holder, be declared immediately due and payable whereupon it shall become immediately due and payable at its principal amount together with interest (if any) accrued to the date of payment without further action or formality.
12Prescription
Claims against the Issuer for payment in respect of the Notes shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 10) in respect of them.
13Replacement of Certificates
If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations or other relevant regulatory authority regulations, at the specified office of the Registrar or such other Transfer Agent as may from time to time be designated by the Issuer for that purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security, indemnity and otherwise as the Issuer may require (provided that the requirement is reasonable in light of prevailing

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market practice). Mutilated or defaced Certificates must be surrendered before replacements will be issued.
14Meetings of Noteholders and Modification
(a)Meetings of Noteholders: The Fiscal Agency Agreement contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions. Such a meeting may be convened by the Issuer, the Guarantor or Noteholders holding not less than 10 per cent. in principal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be two or more persons holding or representing a clear majority in principal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Notes or the dates on which interest is payable in respect of the Notes, (ii) to reduce or cancel the principal amount of, or interest on, or to vary the method of calculating the rate of interest on, the Notes, (iii) to change the currency of payment of the Notes, (iv) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution, or (v) to modify or cancel the Guarantee or the Support Agreement, in which case the necessary quorum will be two or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Noteholders (whether or not they were present at the meeting at which such resolution was passed).
The Fiscal Agency Agreement provides that a resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Notes outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.
(b)Modification of the Fiscal Agency Agreement: The Issuer and the Guarantor shall only permit any modification of, or any waiver or authorisation of any breach or proposed breach of or any failure to comply with, the Fiscal Agency Agreement, if to do so could not reasonably be expected to be prejudicial to the interests of the Noteholders.
15Notices
Notices to the holders of Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices to the holders of Notes shall also be given or published in a manner which complies with the rules and regulations of any listing authority, stock exchange and/or quotation system (if any) on which the Notes are for the time being admitted to listing, trading and/or quotation. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the first date on which publication is made.
16Currency Indemnity
Euro is the sole currency of account and payment for all sums payable by the Issuer or the Guarantor under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than Euro (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or

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dissolution of the Issuer or the Guarantor or otherwise) by any Noteholder in respect of any sum expressed to be due to it from the Issuer or the Guarantor shall only constitute a discharge to the Issuer and the Guarantor to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Euro amount is less than the Euro amount expressed to be due to the recipient under any Note, the Issuer or the Guarantor (as the case may be) shall indemnify it against any loss sustained by it as a result. In any such event, the Issuer or the Guarantor (as the case may be) shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition, it will be sufficient for the Noteholder to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from the Issuer's and the Guarantor's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order made in connection with the Notes.
17Further Issues
The Issuer may from time to time without the consent of the Noteholders create and issue further notes either having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition 17 and forming a single series with the Notes.
18Contracts (Rights of Third Parties) Act 1999
No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
19Governing Law and Jurisdiction
(a)Governing Law: The Fiscal Agency Agreement, the Deed of Covenant, the Deed of Guarantee and the Notes and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.
(b)Jurisdiction: The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with the Notes or the Guarantee and accordingly any legal action or proceedings arising out of or in connection with any Notes ("Proceedings") may be brought in such courts. Each of the Issuer and the Guarantor irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of each of the Noteholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).
(c)Agent for Service of Process: The Issuer and the Guarantor irrevocably appoints Law Debenture Corporate Services Limited, Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom as its agent in England to receive service of process in any Proceedings in England based on any of the Notes or the Guarantee. If for any

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reason the Issuer or the Guarantor does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Noteholders of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.
20Definitions and Interpretation
"Accounting Standards" means, with respect to a person, US GAAP, or if such person does not prepare accounts in accordance with US GAAP, such local accounting standards as are applied by such person in the ordinary course of its financial reporting;
"Board of Directors" means, as to any person, the board of directors, management board or equivalent competent governing body of such person, or any duly authorised committee thereof;
"Business Day" means a day, other than a Saturday, Sunday or public holiday, on which commercial banks and foreign exchange markets are open for general business in London, New York and the TARGET System is operating;
"Corporation" means a corporation, partnership, association, limited liability company, other company, business trust or statutory trust;
"Event of Default" has the meaning in Condition 11;
"Finance Lease" means any lease or hire purchase contract which would, in accordance with Accounting Standards, be treated as a finance or capital lease;
"Group" means the Issuer and its Subsidiaries;
"Hedging Obligation" means, with respect to any person, any obligation of such person under any agreements or arrangements designed to manage or protect such member against fluctuations in currency exchange, interest rates or commodity prices, and in each case, entered into in the ordinary course of business and for non-speculative purposes only;
"US GAAP" means U.S. generally accepted accounting principles as in effect from time to time;
"Indebtedness" means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of any person for or in respect of:
(a)moneys borrowed and debit balances at banks or other financial institutions;
(b)any acceptances under any acceptance credit facility or bill discount facility (or dematerialised equivalent);
(c)any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)any Finance Lease;
(e)receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under Accounting Standards);
(f)any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution by way of support for borrowings under paragraphs (a) – (e) and (g) – (k) of this definition;
(g)the issue of shares which are redeemable (other than at the option of such person) prior to the Maturity Date or are otherwise classified as borrowings Accounting Standards;

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(h)any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into such agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;
(i)any other transaction (including any forward sale or purchase agreement, sale and sale back arrangement or sale and leaseback arrangement) having the commercial effect of a borrowing or otherwise classified as borrowings under Accounting Standards;
(j)any Hedging Obligation; and
(k)any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above;
"Material Subsidiary" means, as to any person, any Subsidiary of such person with consolidated shareholders' equity equal to or greater than 5 per cent. of the consolidated shareholders' equity of such person (as of the end of the most recent fiscal quarter for which such person's financial statements have been issued), or net income (for the period of four consecutive fiscal quarters then most recently ended for which such person's financial statements have been issued and during which the consolidated net income of such person was not a loss), after elimination of intercompany items, equal to or greater than 10 per cent. of consolidated net income (for such period) of such person.
"person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organisation, limited liability company or government or other entity;
"Subsidiary" of any specified person means any corporation, partnership, joint venture, association or other business or entity, whether now existing or hereafter organised or acquired:
(l)in the case of a corporation, of which more than 50 per cent. of the total voting power of the Voting Stock is held by such first-named person and/or any of its Subsidiaries and such first-named person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof at the time such Voting Stock is held by such first named person and or any of its Subsidiaries; or
(m)in the case of a partnership, joint venture, association, or other business or entity, with respect to which such first-named person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise, if (in each case in (a) and (b)) in accordance with Accounting Standards, as consistently applied, such entity would be consolidated with the first-named person for financial statement purposes;
"Support Agreement" means the agreement dated 26 September 1996 (and all amendments and supplements thereto), by and between the Issuer and HDI, whereby, under certain circumstances, HDI agrees to provide the Issuer certain financial support;
"TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto; and
"Voting Stock" has the meaning in Condition 8(c).

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Schedule 3
Provisions for Meetings of Noteholders
1Interpretation
In this Schedule:
1.1references to a meeting are to a meeting of all Noteholders of Notes and include, unless the context otherwise requires, any adjournment;
1.2“agent” means a proxy for, or representative of, a Noteholder;
1.3“Electronic Consent” has the meaning set out in paragraph 11;
1.4“Extraordinary Resolution” means a resolution passed (a) at a meeting duly convened and held in accordance with this Agreement by a majority of at least 75 per cent. of the votes cast, (b) by a Written Resolution or (c) by an Electronic Consent;
1.5“Written Resolution” means a resolution in writing signed by the holders of not less than 90 per cent. in principal amount of the Notes outstanding; and
1.6references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in principal amount of the Notes for the time being outstanding.
2Appointment of Proxy or Representative
A proxy or representative may be appointed in the following circumstances:
2.1A holder of Notes may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or a Transfer Agent not less than 48 hours before the time fixed for the relevant meeting, appoint the person (a “proxy”) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.
2.2Any holder of Notes which is a corporation may, by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting of the Noteholders and any adjourned such meeting.
2.3Any proxy appointed pursuant to sub-paragraph 2.1 above or representative appointed pursuant to sub-paragraph 2.2 shall, so long as such appointment remains in full force, be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder or owner, respectively.
3Powers of meetings
A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Agreement, have power by Extraordinary Resolution:
3.1to sanction any proposal by the Issuer or the Guarantor or any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of

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the Noteholders against the Issuer or the Guarantor, whether or not those rights arise under the Notes;
3.2to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, notes or other obligations or securities of the Issuer, the Guarantor or any other entity;
3.3to assent to any modification of this Agreement, the Notes, the Deed of Guarantee or the Deed of Covenant proposed by the Issuer, the Guarantor or the Fiscal Agent;
3.4to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;
3.5to give any authority, direction or sanction required to be given by Extraordinary Resolution;
3.6to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders’ interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;
3.7to approve the substitution of any entity for the Issuer or the Guarantor (or any previous substitute) as principal debtor or guarantor under this Agreement, provided that the special quorum provisions in paragraph 7 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 3.2 or 3.7 or for the purpose of making a modification to this Fiscal Agency Agreement or the Notes which would have the effect of:
(i)modifying the maturity of the Notes or the dates on which interest is payable in respect of the Notes;
(ii)reducing or cancelling the principal amount of, or interest on, or varying the method of calculating the rate of interest on, the Notes;
(iii)changing the currency of payment of the Notes;
(iv)modifying the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution;
(v)modifying or cancelling the Guarantee;
(vi)modifying or cancelling the Support Agreement; or
(vii)amending this proviso.
4Convening a meeting
4.1The Issuer or the Guarantor may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent. in principal amount of the Notes for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Issuer shall convene a meeting of the Noteholders. Every meeting shall be held at a time and place approved by the Fiscal Agent.
4.2At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and

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place of meeting and the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives.
5Chairman
5.1The chairman of a meeting shall be such person as the Issuer may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.
5.2The chairman may but need not be a Noteholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.
6Attendance
6.1The following may attend and speak at a meeting:
6.1.1Noteholders and agents;
6.1.2the chairman; and
6.1.3the Issuer, the Guarantor and the Fiscal Agent (through their respective representatives) and their respective financial and legal advisers.
6.2No-one else may attend or speak.
7Quorum and Adjournment
7.1No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.
7.2Two or more Noteholders or agents present in person shall be a quorum:
7.2.1in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Notes which they represent; and
7.2.2in any other case, only if they represent the proportion of the Notes shown by the table below.

Purpose of meeting	Required proportion at any meeting except one referred to in column 3	Required proportion at any meeting previously adjourned through want of a quorum
To pass a special quorum resolution	Not less than two thirds	Not less than 25 per cent.
To pass any other Extraordinary Resolution	More than 50 per cent.	No minimum proportion
Any other purpose	Not less than 10 per cent.	No minimum proportion

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7.3The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 7.1.
7.4At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.
8Voting
8.1Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Guarantor or one or more persons representing two per cent. of the Notes.
8.2Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.
8.3If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.
8.4A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.
8.5On a show of hands every person who is present in person and who produces a Note or is a proxy has one vote. On a poll every such person has one vote in respect of each integral currency unit of the currency of the Notes or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.
8.6In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.
9Effect and Publication of an Extraordinary Resolution
An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders within 14 days but failure to do so shall not invalidate the resolution.
10Minutes
Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been

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duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.
11Written Resolutions and Electronic Consent
11.1Subject to paragraph 11.2 below, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Noteholders.
11.2For so long as the Notes are in the form of a Global Certificate registered in the name of any nominee for, one or more of Euroclear, Clearstream, Luxembourg or an Alternative Clearing System, then, in respect of any resolution proposed by the Issuer or the Guarantor:
11.2.1where the terms of the proposed resolution have been notified to the Noteholders through the relevant clearing system(s), the Issuer and the Guarantor shall be entitled to rely upon approval of such resolution proposed by the Issuer or the Guarantor (as the case may be) given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 90 per cent. in principal amount of the Notes outstanding (“Electronic Consent”). Neither the Issuer nor the Guarantor shall be liable or responsible to anyone for such reliance; and
11.2.2where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Guarantor shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Guarantor, as the case may be, by (a) accountholders in the clearing system(s) with entitlements to such Global Certificate and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system (the “relevant clearing system”) and, in the case of (b) above, the relevant clearing system and the accountholder identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Noteholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures and in which the accountholder of a particular principal amount of the Notes is clearly identified together with the amount of such holding. Neither the Issuer nor the Guarantor shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

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11.3A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Noteholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

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Schedule 4
Regulations Concerning the Transfer
and Registration of Notes
1Each Certificate shall represent an integral number of Notes.
2Unless otherwise requested by him and agreed by the Issuer and save as provided in the Conditions, each holder of more than one Note shall be entitled to receive only one Certificate in respect of his holding.
3Unless otherwise requested by them and agreed by the Issuer and save as provided in the Conditions, the joint holders of one or more Notes shall be entitled to receive only one Certificate in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Notes in respect of the joint holding. All references to “holder”, “transferor” and “transferee” shall include joint holders, transferors and transferees.
4The executors or administrators of a deceased holder of Notes (not being one of several joint holders) and, in the case of the death of one or more of joint holders, the survivor or survivors of such joint holders shall be the only persons recognised by the Issuer as having any title to such Notes.
5Any person becoming entitled to Notes in consequence of the death or bankruptcy of the holder of such Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as a Transfer Agent or the Registrar shall require (including certificates and/or legal opinions), be registered himself as the holder of such Notes or, subject to the preceding paragraphs as to transfer, may transfer such Notes. The Issuer, the Transfer Agent and the Registrar may retain any amount payable upon the Notes to which any person is so entitled until such person shall be so registered or shall duly transfer the Notes.
6Upon the surrender of a Certificate representing any Notes to be transferred or in respect of which an option is to be exercised or any other Noteholders’ right to be demanded or exercised, the Registrar or the Transfer Agent to whom such Note is surrendered shall request reasonable evidence as to the identity of the person (the “Surrendering Party”) who has executed the form of transfer on the Certificate or other accompanying notice or documentation, as the case may be, if such signature does not conform to any list of duly authorised specimen signatures supplied by the registered holder. If the signature corresponds with the name of the registered holder, such evidence may take the form of a certifying signature by a notary public or a recognised bank. If the Surrendering Party is not the registered holder or is not one of the persons included on any list of duly authorised persons supplied by the registered holder, the Registrar or the Transfer Agent shall require reasonable evidence (which may include legal opinions) of the authority of the Surrendering Party to act on behalf of, or in substitution for, the registered holder in relation to such Notes. In the case of a transfer of fewer than all the Notes in respect of which a Certificate is issued, a new Certificate in respect of the Notes not transferred will be so delivered to the holder to its address appearing on the Register.

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Schedule 5
Form of Exercise Notice for Change of Control Put Option
HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
(incorporated under the laws of the State of Delaware, United States of America)
Euro 650,000,000 3.875 per cent. Guaranteed
Notes due 2023

By depositing this duly completed Notice with the Registrar or any Transfer Agent for the Notes described above (the “Notes”) the undersigned holder of such of the Notes as are represented by the Certificate that is surrendered with this Notice and referred to below irrevocably exercises its option to have such Notes, or the principal amount of Notes specified below, redeemed on the relevant Put Date under Condition 7(c) of the Notes.
This Exercise Notice relates to Notes in the aggregate principal amount of Euro [●], bearing the following certificate numbers: [●].
If the Certificate representing the Notes to which this Exercise Notice relates is to be returned, or, in the case of a partial exercise of an option in respect of a single holding of Notes, a new Certificate representing the balance of such holding in respect of which no option has been exercised is to be issued, to their holder, it should be returned by post, at the holder’s risk, unless the holder otherwise requests and pays the costs of such insurance in advance to the relevant Agent, to: [●]*
*Where no address is specified, the address in the Register will be used.
Payment Instructions
Please make payment in respect of the above Notes by transfer to the following Euro account:

Bank:	[●]
Branch Address:	[●]
Branch Code:	[●]
Account Number:	[●]
Account Name:	[●]

Signature of holder:	Certifying signature (2):
[To be completed by recipient Transfer Agent or Registrar]
Received by:
[Signature and stamp of Transfer Agent or Registrar]
At its office at: [●]
On: [●]

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Notes:
1.The Fiscal Agency Agreement provides that Certificates so returned or Certificates issued will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the relevant Agent. This section need only be completed if the Certificate is not to be forwarded to the registered address.
2.The signature of any person relating to any Notes shall conform to a list of duly authorised specimen signatures supplied by the holder of such Notes or (if such signature corresponds with the name as it appears on the face of the Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent may reasonably require. A representative of the holder should state the capacity in which he signs.
3.This Exercise Notice is not valid unless all of the paragraphs requiring completion are duly completed.
4.The Agent with whom the above Certificates are deposited shall not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Agent in relation to the Certificates or any of them unless such loss or damage was caused by the fraud or gross negligence of such Agent or its directors, officers or employees.

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This Agreement has been entered into on the date stated at the beginning.
HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
By: /s/ J. Darrell Thomas
VP, Treasurer and CFO

HARLEY-DAVIDSON CREDIT CORP.
By: /s/ J. Darrell Thomas
VP, Treasurer and CFO

SIGNATURE PAGE TO THE FISCAL AGENCY AGREEMENT

REGISTRAR
THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH
By: /s/ Michael Lee

SIGNATURE PAGE TO THE FISCAL AGENCY AGREEMENT

FISCAL AGENT AND TRANSFER AGENT
THE BANK OF NEW YORK MELLON, LONDON BRANCH
By: /s/ Michael Lee

SIGNATURE PAGE TO THE FISCAL AGENCY AGREEMENT